Exhibit 99a1
















                                 FORTUNE BRANDS

                     HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN




















                                                          (Amended and Restated
                                               Effective as of October 1, 1999)
                                                        [Through 7th Amendment]

                                TABLE OF CONTENTS
                                   DESCRIPTION                             PAGE
                                  -------------                            ----

ARTICLE I.  DEFINITIONS.......................................................2


ARTICLE II.  ELIGIBILITY AND PARTICIPATION...................................12

           2.01.  Eligibility................................................12
           2.02.  Continued Participation....................................12
           2.03.  Change in Status...........................................12
           2.04.  Reemployment...............................................12

ARTICLE III.  401(K) SAVINGS CONTRIBUTIONS...................................13

           3.01.  Tax Deferred Contributions.................................13
           3.02.  Company Matching Contributions.............................14
           3.03.  After-Tax Contributions....................................15
           3.04.  Rollover Contributions.....................................16
           3.05.  Limitation on Annual Amount of Tax Deferred Contributions..17
           3.06.  Actual Deferral Percentage Tests...........................17
           3.07.  Actual Contribution Percentage Tests.......................19
           3.08.  Alternate Percentage Test..................................21
           3.09.  Special Company Contributions..............................22
           3.10.  Uniformed Service Absence..................................22
           3.11.  Special Contribution for Kinston, NC Employees.............22
           3.12.  Catch-Up Contributions.....................................23

ARTICLE IV.  INVESTMENT PROVISIONS...........................................23

           4.01.  Investment Funds...........................................23
           4.02.  Investment Fund Elections..................................24
           4.03.  Administration of Fortune Stock Fund.......................25
           4.04.  Investment of S&P 500 Index Fund...........................26
           4.05.  Investment in the Value Fund...............................26
           4.06.  Investment of Core Equity Fund.............................26
           4.07.  Investment of Large-Cap Growth Equity Fund.................27
           4.08.  Investment of Small-Cap Growth Equity Fund.................27
           4.09.  Investment of International Equity Fund....................27
           4.10.  Investment of Growth-Oriented Diversified Fund.............27
           4.11.  Investment of Balanced Fund................................27
           4.12.  Investment of Government Securities Fund...................28
           4.13.  Investment of Corporate/Government Bond Fund...............28
           4.14.  Investment of Short-Term Investment Fund...................28
           4.15.  Voting of Shares in Fortune Stock Fund.....................28
           4.16.  Tendering of Shares in Fortune Stock Fund..................30
           4.17.  Certain Rights Held in Fortune Stock Fund..................33


                                       (i)

                               TABLE OF CONTENTS
                                   (Continued)

                                   DESCRIPTION                             PAGE
                                  -------------                            ----


           4.18.  Valuation of Investment Funds..............................34
           4.19.  Administration of the Gallaher Fund........................34
           4.20.  Voting of Shares in Gallaher Fund..........................35
           4.21.  Tendering of Gallaher ADRs.................................36
           4.22.  Voting of Shares in Mutual Funds...........................39
           4.23.  Unitized Fortune Stock Fund and Gallaher Fund..............39

ARTICLE V.  ACCOUNTS.........................................................40

           5.01.  Participants' Accounts.....................................40
           5.02.  Allocation of Earnings and Losses to Accounts..............41
           5.03.  Allocation of Contributions to Accounts....................41
           5.04.  Required Information.......................................41
           5.05.  Transfer of Assets to or from Another Plan.................41
           5.06.  Annual Additions Limitation................................42
           5.07.  Combined Maximum Limitations...............................43
           5.08.  Definition of Compensation for Purposes of Sections 5.06
                        and 5.07.............................................44
           5.09.  Limitation of Annual Unadjusted Earnings or Compensation...45

ARTICLE VI.  VESTING AND FORFEITURES.........................................45

           6.01.  Participant Contributions..................................45
           6.02.  Company Matching Contributions and Profit Sharing
                        Contributions........................................45
           6.03.  Vesting in Prior Plan......................................45
           6.04.  Amendments to Vesting Schedule.............................45
           6.05.  Forfeitures................................................45
           6.06.  Reinstatement of Account Balances..........................46

ARTICLE VII.  PAYMENTS.......................................................46

           7.01.  Form of Payment............................................46
           7.02.  Time of Payment............................................48
           7.03.  Certain Retroactive Payments...............................50
           7.04.  Designation of Beneficiary.................................50
           7.05.  Payment in Event of Legal Disability.......................52
           7.06.  Missing Distributees.......................................52
           7.07.  Information Required of Distributees.......................52
           7.08.  Direct Rollover Provision..................................53
           7.09.  Waiver of 30-Day Notice Period.............................54


                                      (ii)

                                TABLE OF CONTENTS

                                   (Continued)



                                   DESCRIPTION                             PAGE


ARTICLE VIII.  IN-SERVICE WITHDRAWALS........................................54

           8.01.  Hardship Withdrawals.......................................54
           8.02.  Withdrawals Upon Attainment of Age 591/2...................55
           8.03.  In-Service Withdrawals for Inactive Participants...........56

ARTICLE IX.  LOANS...........................................................56

           9.01.  Availability...............................................56
           9.02.  Effect on Account Balances and Investment Funds............56
           9.03.  Amount.....................................................57
           9.04.  Term of Loan...............................................57
           9.05.  Promissory Note............................................57
           9.06.  Repayment..................................................57
           9.07.  Reduction of Account Balance...............................58

ARTICLE X.  ADMINISTRATION OF PLAN...........................................58

           10.01.  Fiduciaries...............................................58
           10.02.  Claims Procedure..........................................59
           10.03.  ERISA Compliance..........................................59
           10.04.  Fiduciary Powers..........................................59
           10.05.  Administrative Rules......................................60
           10.06.  Committee Procedures......................................60
           10.07.  Plan Expenses.............................................60

ARTICLE XI.  AMENDMENTS AND TERMINATION......................................61

           11.01.  Reserved Powers...........................................61
           11.02.  Plan Termination..........................................61
           11.03.  Plan Merger...............................................61
           11.04.  Successor Employer........................................61

ARTICLE XII.  MANAGEMENT OF TRUST............................................62

           12.01.  Funds in Trust............................................62
           12.02.  Trustee and Trust Agreement...............................62
           12.03.  Investment Managers.......................................62
           12.04.  Conclusiveness of Reports.................................62

ARTICLE XIII.  MISCELLANEOUS.................................................63

           13.01.  Non-Alienation of Benefits................................63
           13.02.  Action by Participating Employers.........................63
           13.03.  Exclusive Benefit.........................................63


                                     (iii)

                               TABLE OF CONTENTS

                                   (Continued)


                                   DESCRIPTION                             PAGE



           13.04.  Gender and Number.........................................64
           13.05.  Right to Discharge........................................64
           13.06.  Absence of Guaranty.......................................64
           13.07.  Headings..................................................64
           13.08.  Governing Law............................................64

ARTICLE XIV.  TOP-HEAVY RULES................................................64

           14.01.  Top-Heavy Determination...................................64
           14.02.  Minimum Vesting...........................................67
           14.03.  Minimum Contributions.....................................67
           14.04.  Special Annual Additions Limitation.......................68
           14.05.  Provisions Applicable if Plan Ceases to be Top-Heavy......68

EXHIBIT A  .................................................................A-1


                                      (iv)

                                 FORTUNE BRANDS

                     HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN


       The Fortune Brands Hourly Employee Retirement Savings Plan was established as of January 1, 1996, as an amendment, restatement and continuation of the Moen Incorporated Employee Savings Plan and the Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees (each a "Prior Plan"). Effective as of October 1, 1999, the Plan is hereby amended and restated in its entirety and renamed the Fortune Brands Hourly Employee Retirement Savings Plan.














                                                    [Through the 7th Amendment]

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------


       1.01. The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

       (a) "Accounts" means the Tax Deferred Account, Company Matching Account, Profit Sharing Account, After-Tax Account and Rollover Account so designated and provided for in Section 5.01.

       (b) "Account Balance(s)" means, for each Participant, former Participant or Beneficiary, the total balance standing to his Account or Accounts on the date of reference determined in accordance with valuation procedures described in Article V. Any Account Balances held in the Fortune Stock Fund or Gallaher Fund are represented by units standing to the credit of Account Balances in such Funds.

       (c) "ADRs" means American Depositary Receipts.

       (d) "After-Tax Account" means any one of the accounts so designated and provided for in Section 5.01.

       (e) "After-Tax Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in compensation on an after-tax basis that a Participant elects from such Participating Employer each Plan Year as described in Section 3.03.

       (f) "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits payable under the Plan.

       (g) "Approved Form of Election" means a request or an election made through the voice response system, Internet, intranet or other electronic media approved by the Retirement Committee or on a written election form filed with the Participating Employer on a form approved by the Retirement Committee. Notwithstanding the foregoing, no request or election will be deemed to have been made until all required documentation, information, signatures, consents, notarizations and attestations required for such request or election are provided to the Retirement Committee or its designee.

       (h) "Approved Leave of Absence" means an absence authorized or recognized by a Participating Employer under its standard personnel practices. In all events an Approved Leave of Absence by reason of "military service" (as defined in Code Section 414(u)) will end no later than the time at which a Participant's reemployment rights are protected by federal or state law.


                                      (2)

       (i) "Beneficiary" means the person or persons designated by a Participant, former Participant or Beneficiary to receive any benefits under the Plan which may be due upon the Participant's, former Participant's or Beneficiary's death.

       (j) "Business Day" means any day on which the New York Stock Exchange is open.

       (k) "Close of Business" means the normal closing time of the New York Stock Exchange or such other time as is designated by the Retirement Committee.

       (l) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (m) "Company" means Fortune Brands, Inc., a Delaware corporation, and any successors to all or substantially all its business.

       (n) "Company Matching Account" means any one of the accounts so designated and provided for in Section 5.01.

       (o) "Company Matching Contributions" means any contributions made to the Company Matching Account of a Participant by a Participating Employer as provided for in Section 3.02.

       (p) "Compensation" means, except as otherwise provided in Section 5.06 and 14.01, the basic salary or wages, overtime, shift premiums, commissions and bonuses paid by a Participating Employer to a Covered Employee for personal services, and other amounts includible in the Covered Employee's gross income on account of such services, including his Tax Deferred Contributions under this Plan or amounts elected to be contributed under a program established pursuant to Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f) but limited to $200,000 annually (as adjusted to reflect the applicable dollar amount under Code Section 401(a)(17)). Notwithstanding the foregoing, "Compensation" with respect to an Employee of Boone International, Inc. means the total cash remuneration paid by the Participating Employer to the Participant in a Plan Year for services, including base pay, overtime pay, shift premiums, commissions, sales bonuses, annual incentive bonuses and amounts, if any, deferred under this Plan or under Code
Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4) but limited to $200,000 annually (as adjusted to reflect the applicable dollar amount under Code Section 401(a)(17)), and excluding all other compensation, such as, but not limited to, any production bonus, project bonus, referral bonus, sign-on bonus, stay bonus, severance payments and other special payments such as awards, gifts, prizes, reimbursement for moving expenses, payments to Participants for military service, tuition reimbursement, amounts deferred under a deferred compensation plan of a Participating Employer and amounts under any long-term incentive plan or other employee benefit program.

       (q) "Covered Employee" means an Employee who is a member of a group of Employees to which the Plan has been and continues to be extended by a Participating


                                      (3)

Employer, including (1) Employees of Moen Incorporated employed in non-supervisory production or distribution positions, (2) Employees of Waterloo Industries, Inc. employed in the Pocahontas, Arkansas, Sedalia, Missouri or Muskogee, Oklahoma Plants of Waterloo Industries, Inc. in production or maintenance positions, (3) hourly-paid Employees of MasterBrand Cabinets, Inc. employed in the Grants Pass, Oregon, Littlestown, Pennsylvania, Crossville, Tennessee or Kinston, North Carolina locations or distribution centers of MasterBrand Cabinets, Inc. (excluding any hourly-paid Employee who is classified by MasterBrand Cabinets, Inc. in salary band C.A.B.I.N.E.T.S.Y.O.U.), (4) hourly-paid Employees of MasterBrand Cabinets, Inc. employed at the Arthur, Illinois or Auburn, Alabama facilities, (5) hourly-paid Employees of NHB Industries, Inc. employed at the Talladega, Alabama facility, and (6) hourly-paid Employees of Boone International, Inc. (other than Employees employed in an office in a technical, professional, administrative, or clerical position). The Term "Covered Employee" does not include an Employee covered under a collective bargaining agreement with any Participating Employer which fails to provide for his inclusion under this Plan, or an Employee employed at an operating unit acquired or created by a Participating Employer unless, and until, the Plan is extended to Employees at such unit. For any Plan Year, the term "Covered Employee" also does not include any individual not classified on a Participating Employer's payroll records as an Employee even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor, Leased Employee or such other category as classified by the Participating Employer.

       (r) "Date of Employment" means the date an Employee first performs an Hour of Service.

       (s) "Disability" means a physical or mental condition of a Participant which renders him permanently incapable of continuing any employment for wage or profit and for which such Participant receives Social Security disability benefits. Proof of receipt by the Participating Employer of Social Security disability benefits will be required.

       (t) "Effective Date" means January 1, 1996.

       (u) "Eligible Compensation" means Compensation excluding any (1) severance pay whether paid before or after Severance From Service, (2) amounts deferred under a plan of a Related Employer until such amounts are paid, (3) amounts paid under any long-term incentive plan, (4) tax protection payments or foreign service overbase allowances or premiums, (5) reimbursement for expenses incurred or to be incurred, (6) non-cash remuneration such as taxable amounts for life insurance coverage or use of an automobile or stock options or awards,
(7) remuneration paid in currency other than U.S. dollars, or (8) relocation allowances, sign-on bonuses and other non-recurring payments.

       (v) "Employee" means any person employed by a Participating Employer on a salaried, hourly paid or commission basis and paid on such Participating Employer's U.S. payroll, excluding any person classified by the Participating Employer as an independent contractor or any person covered under a collective bargaining agreement unless the collective bargaining agreement provides for coverage under the Plan. In no event will an individual be


                                      (4)
an "Employee" under this Section 1.01(v) for a Plan Year unless the individual is treated by a Participating Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding regardless of any subsequent reclassification by the Participating Employer, any governmental agency or court.

       (w) "Entry Date" means, with respect to each Covered Employee, the date as of which the Plan is extended to the group of Employees of which he is a member and the first day of each subsequent month.

       (x) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       (y) "Fair Market Value" on any date means the value reported by the Trustee as being the fair market value at such date as determined by it according to its usual methods and procedures.

       (z) "Fiduciaries" means the Company, the Board of Directors of the Company and the board of directors of any other Participating Employer, the Retirement Committee, the Trusts Investment Committee and the Trustee, but only with respect to the specific responsibilities of each as described in Article X. The term "Fiduciaries" also includes any Participant, former Participant or Beneficiary, but only to the extent such Participant, former Participant or Beneficiary is acting as a named fiduciary (within the meaning of ERISA Section 403(a)(1)) with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund or Gallaher ADRs held in the Gallaher Fund or the tender, deposit, sale, exchange or transfer of such shares or ADRs (and any rights within the meaning of Section 4.17(a)) as provided in
Section 4.16 or 4.17.

       (aa) "Forfeiture" means the portion of a Participant's Account Balances to which he is not entitled at the termination of his employment as determined in Section 6.05.

       (bb) "Fortune" means Fortune Brands, Inc., a Delaware corporation, its successors and assigns.

       (cc) "Fortune Common Stock" means the common stock of Fortune as now constituted and any other common stock into which it may be re-classified.

       (dd) "Fortune Stock Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

       (ee) "Gallaher" means Gallaher Group Plc, a public limited company incorporated under the laws of England and Wales.

       (ff) "Gallaher Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

       (gg) "Gallaher Spin-Off" means the distribution of Gallaher ADRs by Fortune to its stockholders.


                                      (5)

       (hh) "Highly Compensated Employee" means for a Plan Year any employee who:

                          (1) was at any time during the Plan Year or preceding
                 Plan Year a 5% owner of any Related Employer (within the meaning of Code Section 416(i)(1)); or

                          (2) received compensation for the preceding Plan Year
                 from any Related Employer in excess of $80,000.

The $80,000 amount will be adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ended September 30, 1996.

       A former Employee will be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee incurred a Severance From Service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

      (ii) "Hour of Service" means:


                          (1) each hour for which an Employee is paid or
                 entitled to payment for the performance of duties for a Related Employer. These hours will be credited to the Employee for the computation period or periods in which the duties are performed;


                          (2) each hour for which an Employee is paid or
                 entitled to payment by a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this section for any single continuous period (whether or not such period occurs in a single computation period). Hours under this section will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference; and

                          (3) each hour for which back pay, irrespective of
                 mitigation of damages, is either awarded or agreed to by a Related Employer. The same Hours of Service will not be credited under paragraph (1) or paragraph (2), and under this paragraph (3). These hours will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

      (jj) "Investment Fund(s)" means the Fortune Stock Fund,Gallaher Fund, S&P 500 Index Fund, Value Fund, Core Equity Fund, Large-Cap Growth Equity Fund, Small-Cap Growth Equity Fund, International Equity Fund, Growth-Oriented Diversified Fund, Balanced Fund, Government Securities Fund, Corporate/ Government Bond Fund, Short-Term

                                      (6)

Investment Fund and Loan Fund held under the Trust Fund as designated pursuant to Section 4.01.

       (kk) "Investment Manager" means one or more investment counsel appointed as provided in Section 12.03.

       (ll) "Leased Employee" means any person who is not a Participant and who provides services to a Participating Employer pursuant to an agreement between the Participating Employer and any other person (leasing organization) and has performed such services on a substantially full-time basis for at least a year primarily under the direction or control of the Participating Employer. A Leased Employee will be deemed an Employee for purposes of crediting Vesting Service and Years of Eligibility Service, but will not be eligible for benefits under the Plan unless he otherwise satisfies the criteria for eligibility under
Section 2.01 as a Covered Employee.

       (mm) "Loan Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

       (nn) "Non-Participating Employer" means any Related Employer which is not a Participating Employer.

       (oo) "Participating Employer" means, individually, Moen Incorporated, Waterloo Industries, Inc., MasterBrand Cabinets, Inc. and Master Lock Company, NHB Industries, Inc. and Boone International, Inc. and any other Related Employer which adopts this Plan for its eligible Employees.

       (pp) "Plan" means this Fortune Brands Hourly Employee Retirement Savings Plan.

       (qq) "Plan Administrator" means the Company.

       (rr) "Plan Year" means the calendar year.

       (ss) "Prior Plan" means, where applicable, the (1) Moen Incorporated Employee Savings Plan or its predecessor, the Moen Incorporated Savings Plus Plan and (2) Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees and (3) the Fortune Brands Retirement Savings Plan.

       (tt) "Profit Sharing Account" means any one of the accounts so designated and provided for in Section 5.01(e).

       (uu) "Profit Sharing Contributions" means any contributions made to the Profit Sharing Account of a Participant by a Participating Employer as provided for in Section 3.11.

       (vv) "Qualified Domestic Relations Order" means any domestic relations order (as defined in Code Section 414(p)) that creates, recognizes or assigns to an Alternate

                                      (7)

Payee the right to receive all or a portion of a Participant's benefits payable hereunder and that meets the requirements of Code Section 414(p), as determined by the Retirement Committee.

       (ww) "Related Employer" means the Company and any corporation or other business entity which is included in a controlled group of corporations within which the Company is also included, as provided in Code Section 414(b) (as modified for purposes of Sections 5.06 and 5.07 of this Plan by Code Section 415(h)), or which is a trade or business under common control with the Company, as provided in Code Section 414(c) (as modified, for purposes of Sections 6.04 and 6.05, by Code Section 415(h)), or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Code Section 414(m), or which is required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

       (xx) "Restatement Date" means October 1, 1999.

       (yy) "Retirement" means retirement under a retirement plan of a Related Employer or, if the Participant is not covered by a retirement plan of a Related Employer, retirement (1) on or after age 65, (2) on or after age 55 and completion of at least five years of Vesting Service or (3) due to disability that qualifies him for benefits under a long-term disability income plan maintained by a Related Employer or Disability Insurance Benefits under the federal Social Security Act.

       (zz) "Retirement Committee" means the Corporate Employee Benefits Committee of Fortune.

       (aaa) "Rollover Account" means any of the accounts so designated and provided for in Section 5.01(d).

       (bbb) "Rollover Contributions" means amounts attributable to part or all of an "eligible rollover distribution" (within the meaning of Code Section 402(c)(4) and the Treasury Regulations thereunder) transferred to this Plan pursuant to Section 3.04 as the result of the distribution of a Participant's account under another eligible retirement plan as described in Section 3.04.

       (ccc) "Service" means, subject to the provisions of Section 6.06, the period commencing on the employee's Date of Employment and ending on his Severance From Service.

       (ddd) "Severance From Service" means the earlier of the following dates:

           (1) the date on which an Employee terminates employment, is discharged, retires or dies; or

           (2) the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Related Employers for any reason other than one listed in paragraph (1) next above. If such Employee is on an Approved Leave of Absence on such first anniversary, he

                                      (8)
will be deemed to have incurred a Severance From Service on the expiration of such Approved Leave of Absence, unless he returns to active employment with a Related Employer on or before that date. Notwithstanding anything herein to the contrary, an Employee will not incur a Severance From Service due to an absence for maternity or paternity reasons until the second anniversary of the first date of such absence. For purposes of this section, an absence from work for maternity or paternity reasons means an absence:

               (A) by reason of the pregnancy of the individual;

               (B) by reason of a birth of a child of the individual;

               (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

               (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         The Employee will be required to furnish the Retirement Committee with such timely information as the Retirement Committee may reasonably require to establish both that the absence from work is for maternity or paternity reasons and the number of days for which there was such an absence.

       A transfer from employment with one Related Employer to another Related Employer will not be considered a Severance From Service.

       (eee) "Tax Deferred Account" means any one of the accounts so designated and provided for in Section 5.01.

       (fff) "Tax Deferred Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in compensation on a pre-tax basis a Participant agrees to accept from such Participating Employer each Plan Year as described in Section 3.01.

       (ggg) "Termination of Employment Without Fault" means any involuntary separation of a Participant by a Participating Employer or Non-Participating Employer other than by reason of Retirement, Disability, failure to maintain work standards, dishonesty or other misconduct prejudicial to the Participating Employer or Non-Participating Employer by which the Participant is employed, absence without prescribed notice, or refusal to return from layoff or Approved Leave of Absence within the prescribed period.

       (hhh) "Trust" means the trust created and maintained for the purposes of the Plan.

       (iii) "Trust Agreement" means Fortune Brands, Inc. Savings Plans Master Trust Agreement, as it may be amended from time to time.

                                      (9)

       (jjj) "Trustee" means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

       (kkk) "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan, together with the income therefrom.

       (lll) "Trusts Investment Committee" means the Trusts Investment Committee of Fortune.

       (mmm) "Vesting Service" means a Participant's credit for purposes of determining his right to a nonforfeitable benefit under the Plan, as determined in accordance with Article VI. Vesting Service means service as an Employee with any Related Employer, determined as follows:

                         (1) Vesting Service will be determined from the
                Participant's Date of Employment or reemployment in completed full years and fractions of years in excess of completed full years, each 12 months of employment constituting a full year of Vesting Service, and each 30 days of employment completed in excess of full years of Vesting Service counted as 1/12th of a year of Vesting Service.

                         (2) Subject to paragraph (3) below, each Employee will
                be credited with Vesting Service during any period of employment with any Related Employer, extending to the date he incurs a Severance From Service.

                         (3) Notwithstanding any other provision of the Plan to
                the contrary, if a Participant incurs a Severance From Service and is subsequently reemployed by any Related Employer, his Vesting Service will be reinstated, as follows:

                           (A) if the Employee is reemployed within 12 months
                  after the date he is first absent from active employment, the Vesting Service he had at the date of first absence from active employment will be reinstated upon his reemployment, and he will receive credit for Vesting Service for the period between the date he was first absent from active employment and his reemployment; or

                           (B) if the Employee is reemployed after 12 months
                  have elapsed after he is first absent from active employment, the Vesting Service he had at the date he was first absent from active employment will be reinstated upon his reemployment, but he will not receive credit for Vesting Service for the period between the date he is first absent from active employment and the date of his reemployment.

               Notwithstanding the foregoing, the Vesting Service of each Participant for the period prior to January 1, 1996 will not be less than as determined under the provisions of the applicable Prior Plan.

       (nnn) "Year of Eligibility Service" means any consecutive 12-month period of employment, as herein set forth, during which an Employee completes 1,000 or more Hours of

                                      (10)

Service. The first consecutive 12-month period to be taken into account for this purpose will be the consecutive 12-month period commencing with the Employee's Date of Employment or date of reemployment. The second consecutive 12-month period to be taken into account for this purpose will be the Plan Year which includes the first anniversary of the Employee's Date of Employment or the Employee's date of reemployment. All subsequent 12-month periods to be taken into account for this purpose will correspond with Plan Years.

                                      (11)

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION
                          ------------------------------

        2.01. Eligibility.

       (a) Participation Prior to Restatement Date. Each Covered Employee who was a Participant on the day prior to the Restatement Date will continue to be a Participant on the Restatement Date, provided he remains a Covered Employee.

       (b) Participation On or After Restatement Date. Each Covered Employee who was not a Participant on the day prior to the Restatement Date will be eligible to have Tax Deferred Contributions and After-Tax Contributions made on his behalf in accordance with Sections 3.01 and 3.03, respectively, on the earlier of (1) the date he is employed in a position where he is regularly scheduled to work at least 20 hours per week (provided such date is on or after October 1, 1999), and (2) the first Entry Date coincident with or succeeding the date on which he completes at least one Year of Eligibility Service, in each case provided he is a Covered Employee on that date.

       2.02. Continued Participation. Each Covered Employee who becomes a Participant will thereafter continue as such through his Severance From Service. No Tax Deferred Contributions, After-Tax Contributions or Profit Sharing Contributions will be made, however, for a Participant with respect to any period of employment during which he is not a Covered Employee.

       2.03. Change in Status. If an Employee is transferred from a position in which he was not a Covered Employee to a position in which he is a Covered Employee, he will be eligible to become a Participant or resume Tax Deferred Contributions and After-Tax Contributions, as the case may be, as of the first day coincident with or next following the later to occur of (i) such transfer or
(ii) satisfaction of the requirements of Section 2.01; provided, however, that an Employee who at the time of transfer was contributing under another defined contribution plan (as defined in Code Section 414(i)) that provides for matching Employer contributions will be eligible as soon as practicable after the later of (i) or (ii) above.

       2.04. Reemployment. Any Participant who terminates employment and is subsequently reemployed as a Covered Employee will become a Participant upon his reemployment.

                                      (12)

                                   ARTICLE III

                          401(k) SAVINGS CONTRIBUTIONS


       3.01. Tax Deferred Contributions.

       (a) Rate of Tax Deferred Contributions. Each Participant may enter into a salary reduction agreement with his Participating Employer which will apply to all Compensation received thereafter. The salary reduction agreement will provide that the Participant agrees to a reduction in salary from the Participating Employer by an amount equal to an integral percentage of up to 50% of his Compensation. The Participating Employer will make a Tax Deferred Contribution to the Plan on behalf of such Participant, corresponding to the amount of such reduction for each pay period. The Participating Employer may limit the maximum salary reduction percentage to a lesser percentage of Compensation, provided such policy does not impermissibly discriminate against Covered Employees who are not Highly Compensated Employees. Tax Deferred Contributions will be paid at least monthly to the Trustee by the Participating Employers. Any election pursuant to this Section 3.01 must be made by an Approved Form of Election. Such election will be effective on the first day of the first payroll period for which the Participating Employer can process such election.

       (b) Automatic Enrollment. If a Covered Employee fails to affirmatively enroll in the Plan or fails to affirmatively decline enrollment in the Plan within 60 days from the date that the Covered Employee is first eligible to make Tax Deferred Contributions in accordance with Sections 2.01 and 2.02, such Covered Employee will be deemed to have entered into a salary reduction agreement with his Participating Employer to reduce his Compensation on a pre-tax basis by 3%. The Participating Employer of the Covered Employee will make a Tax Deferred Contribution on behalf of such Covered Employee, corresponding to the amount of such reduction. Such deemed election will commence on the first day of the first pay period for which the Covered Employee's Participating Employer can process the deemed election, provided such election will not take effect before the 60th day following the date the Covered Employee first becomes eligible to make Tax Deferred Contributions.

       (c) Changes in Rate of Tax Deferred Contributions. Each Participant may elect to change the rate of, discontinue or resume his Tax Deferred Contributions at any time by making an Approved Form of Election. Any such election will be effective on the first day of the first payroll period for which the Participating Employer can process such election. The Retirement Committee may establish additional rules regarding the timing and frequency of a change in the amount of Tax Deferred Contributions or, provided such policy is applied uniformly, to all Participants of the Participating Employer. Notwithstanding any other provision of this Plan to the contrary, a Participating Employer may refuse to give effect to any salary reduction agreement entered into by a Participant at any time if the Participating Employer determines that such refusal is necessary to ensure that the additions to a Participant's Accounts for any Plan Year will not exceed the limitations set forth in Sections 3.05, 3.06, 3.07 and Sections 5.06, 5.07 and 5.08 of the Plan.


                                      (13)

       3.02. Company Matching Contributions.

       (a) Rate of Company Matching Contributions. Subject to the conditions and limitations of this Article III and Article XIII, each of Participating Employers MasterBrand Cabinets, Inc., Moen Incorporated, Waterloo Industries, Inc., NHB Industries, Inc. and Boone International Inc., will contribute under the Plan each year for each Participant in its employ during such year an amount based on the Tax Deferred Contributions and After-Tax Contributions, if any, made on his behalf during such year by such Participating Employer.

               (1) The Company Matching Contribution for each Participant employed by Moen Incorporated and each Participant employed by Waterloo Industries, Inc. will be equal to 50% of the Participant's Tax Deferred Contributions and After-Tax Contributions, if any, to the extent the rate of such Tax Deferred Contributions and After-Tax Contributions, if any, in effect from time to time does not exceed 6% of his Eligible Compensation.

               (2) The Company Matching Contribution for each hourly-paid Participant employed in the Littlestown, Pennsylvania, Crossville, Tennessee or Kinston, North Carolina locations or distribution centers of MasterBrand Cabinets, Inc. or the Talladega, Alabama location of NHB Industries, Inc. will be equal to 40% of the Participant's Tax Deferred Contributions and After-Tax Contributions, if any, to the extent the rate of such Tax Deferred Contributions and After-Tax Contributions, if any, does not exceed 5% of his Eligible Compensation.

               (3) The Company Matching Contribution for each hourly-paid Participant employed in the Grants Pass, Oregon or Hillsboro, Oregon locations will be equal to 40% of the Participant's Tax Deferred Contributions or After-Tax Contributions, if any, to the extent the rate of such Tax Deferred Contributions or After-Tax Contributions, if any, does not exceed 3% of his Eligible Compensation.

               (4) The Company Matching Contribution for each Participant employed in the Schrock Cabinet business of MasterBrand Cabinets, Inc. will be equal to 50% of the Participant's Tax Deferred Contributions or After-Tax Contributions to the extent the rate of such Tax Deferred Contributions or After-Tax Contributions in effect from time to time does not exceed 5% of his Eligible Compensation and an additional 50% of the Participant's Tax Deferred Contributions or After-Tax Contributions to the extent the rate of such Tax Deferred Contributions or After-Tax Contributions in effect from time to time does not exceed 3% of his Eligible Compensation.

               (5) The Company Matching Contribution for each Participant employed by Boone International, Inc. will be equal to 50% of the Participant Tax Deferred Contributions or After-Tax Contributions to the extent that the

                                      (14)
       rate of such Tax Deferred Contributions or After-Tax Contributions in effect from time to time does not exceed 6% of his Eligible Compensation.

       Company Matching Contributions will be paid at least monthly to the Trustee by the Participating Employers. Notwithstanding any other provision in the Plan to the contrary, no Company Matching Contributions will be made on amounts a Participant elects to defer pursuant to Section 3.12 regardless of whether such deferrals are determined to satisfy the requirements of Section 414(v) of the Code at the end of the Plan Year.

       (b) Eligibility for Allocation. With the exception of Participants employed by Master Lock Company and certain Participants employed by MasterBrand Cabinets, Inc., on whose behalf no Company Matching Contributions will be made, each Participant who is a Covered Employee of a Participating Employer will be entitled to an allocation of Company Matching Contributions under this Section
3.02 if he made Tax Deferred Contributions or After-Tax Contributions during the Plan Year.

       (c) Additional Limitations. Notwithstanding the foregoing and in addition to the limitations set forth in Sections 3.06 and 3.07, no Company Matching Contributions will be made with respect to excess Tax Deferred Contributions distributed pursuant to Section 3.05 or excess After-Tax Contributions distributed pursuant to Section 3.07 and Company Matching Contributions made with respect thereto will be returned to the Participating Employer pursuant to
Section 13.03.

       (d) Special Company Matching Contributions. Waterloo Industries, Inc. will make an additional Company Matching Contribution only for Plan Year 1999 in the amount of $200 for each Covered Employee employed at its Pocahontas, Arkansas and Sedalia, Missouri facilities who was employed prior to Plan Year 1999. The additional Company Matching Contribution will be made whether or not the Covered Employee makes Tax Deferred Contributions or After-Tax Contributions. A Covered Employee initially employed during Plan Year 1998 will not be eligible for an allocation of the additional Company Matching Contribution until completion of a Year of Eligibility Service. A Covered Employee who is allocated the additional Company Matching Contribution will be deemed to be a Participant with respect thereto even though the Covered Employee does not make Tax Deferred Contributions or Company Matching Contributions.

       3.03. After-Tax Contributions.

       (a) Rate of After-Tax Contributions. Each Participant may enter into a salary reduction agreement to accept a reduction in salary from the Participating Employer on an after-tax basis by an amount equal to an integral percentage of up to 50% of his Compensation, minus the percentage he elected to contribute on a pre-tax basis. The Participating Employer will make an After-Tax Contribution to the Plan on behalf of such Participant, corresponding to the amount of such reduction for each pay period. The Participating Employer may limit the maximum salary reduction percentage to a lesser percentage of Compensation, provided such policy does not impermissibly discriminate against Employees who are not Highly Compensated Employees. After-Tax Contributions will be paid

                                      (15)
at least monthly to the Trustee by the Participating Employers. Any election pursuant to this Section 3.03(a) must be made by an Approved Form of Election. Such election will be effective on the first day of the first payroll period for which the Participating Employer can process such election.

       (b) Changes in Rate of After-Tax Contributions. Each Participant may elect to change the rate of, discontinue or resume his After-Tax Contributions at any time by making an Approved Form of Election. Any such election will be effective on the first day of the first payroll period for which the Participating Employer can process such election. The Retirement Committee may establish additional rules regarding the timing and frequency of a change in the amount of After-Tax Contributions, provided such policy is applied uniformly to all Participants of the Participating Employer.

       3.04. Rollover Contributions.

       (a) Eligible Amounts. Regardless of whether an Employee has become a Participant in the Plan, a Covered Employee who is eligible to make Tax Deferred Contributions to the Plan in accordance with Section 2.01 may at any time transfer (or cause to be transferred) to the Trust Fund up to the entire amount of money and other property received from another eligible retirement plan (as that term is defined in Code Section 402(c)(8)(B)), which constitutes an eligible rollover distribution within the meaning of Code Section 402(c)(4), including any after-tax contributions that are not includible in gross income, provided that (A) such amount is received by the Trustee within 60 days after the Employee's receipt of such payment, or (B) such amount is directly transferred to the Trust Fund from such other eligible retirement plan, and (C) the Plan separately accounts for the portion of the eligible rollover distribution that is not includible in gross income and the portion that is so includible. Notwithstanding the foregoing, after-tax contributions must be directly transferred to the Trust Fund.

       The Covered Employee must obtain the prior approval of his Participating Employer or its designee to make a rollover contribution to this Plan. The Covered Employee must furnish his Participating Employer or its designee with a written statement that the contribution to the Trust Fund is a rollover contribution, together with such other statements and information as may be required by his Participating Employer or its designee in order to establish that such contribution does not contain amounts from sources other than provided above and that such rollover contribution otherwise meets the requirements of law. Acceptance by the Trustee of any amount under these provisions may not be construed as a determination of the Employee's tax consequences by either the Participating Employer, the Trustee or their respective designees.

       (b) Limitation on Assets Transferred. Except as otherwise provided in this Section 3.04 or Section 5.05 or as provided in Exhibit A, assets will not be transferred to the Plan or Trust Fund from any other plan or trust.

                                      (16)
















       3.05. Limitation on Annual Amount of Tax Deferred Contributions.

       (a) Maximum Annual Amount. The maximum amount of Tax Deferred Contributions (other than contributions described in Section 3.12) which may be made on behalf of each Participant in any calendar year pursuant to this Plan and any other qualified plan may not exceed the dollar limitation for such year under Code Section 402(g).

       (b) Procedure for Requesting Return of Excess Deferrals. If a Participant makes elective deferrals to this Plan and to any other qualified plan in excess of the dollar limit specified above for the Participant's taxable year, then the Participant must notify his Participating Employer in writing by March 1 of the following year of the amount, if any, to be refunded from this Plan. The notice must specify the amount of excess Tax Deferred Contributions received by the Plan for the preceding year. The notice must be accompanied by the Participant's written statement that if the excess is not distributed, the Tax Deferred Contributions, when added to amounts deferred under other qualified plans, exceed the limit imposed on the Participant by Code Section 402(g) for the taxable year in which the deferral occurred. If the Participant fails to notify the Retirement Committee by March 1, no refund will be made pursuant to this
Section 3.05.

       (c) Return of Excess Deferrals. The amount to be refunded will be paid to the Participant in a single payment no later than April 15 following the close of the taxable year and will include any income or loss allocated to the refund, as determined in Section 3.05(d), for the period during the Participant's taxable year. Although the excess deferral may be refunded, it will still be considered as an elective deferral for the Plan Year in which it was originally made and will be included in the Actual Deferral Percentage of a Highly Compensated Employee.

       (d) Income or Loss Allocable for Taxable Year. The income or loss allocable to excess pre-tax deferrals for the Participant's taxable year will be determined by multiplying the income or loss for the Participant's taxable year allocable to the Participant's elective deferrals for such year by a fraction, the numerator of which is the amount of excess pre-tax deferrals for such taxable year and the denominator of which is equal to the sum of (1) the total Account Balances in the Participant's Tax Deferred Account as of the beginning of the taxable year, plus (2) the Participant's Tax Deferred Contributions for such taxable year. No adjustment will be made for any period following such taxable year.

       3.06. Actual Deferral Percentage Tests.

       (a) Tests. The Actual Deferral Percentage for the Highly Compensated Employees may not exceed for any Plan Year the greater of:

               (1) the Actual Deferral Percentage for all other Covered Employees, multiplied by 1.25; or

               (2) the Actual Deferral Percentage for all other Covered Employees, multiplied by two; provided, however, the Actual Deferral Percentage for the

                                      (17)

          Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Covered Employees by more than two percentage points.

          For the purpose of the foregoing tests:

               (1) those Covered Employees who were not directly or indirectly eligible to have Tax Deferred Contributions made for them at any time during the Plan Year will be disregarded;

               (2) if two or more plans which include cash or deferred arrangements are considered one plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in those plans will be treated as one arrangement; and

               (3) if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of the Related Employers, all such cash or deferred arrangements will be treated as one cash or deferred arrangement for determining the Actual Deferral Percentage of that Highly Compensated Employee.

         (b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Covered Employees for a Plan Year will be the average of the ratios (calculated separately) for the Covered Employees in such group of:

               (1) the amount of Tax Deferred Contributions and Special Company Contributions pursuant to Section 3.09 actually paid to the Trustee on behalf of each such Covered Employee for such Plan Year, to

               (2) his Compensation for such Plan Year.

The calculation shall be performed using the Actual Deferral Percentage for each of the Highly Compensated Employees and the non-Highly Compensated Employees for the current Plan Year, except that for the 1999 Plan Year, the Actual Deferral Percentage of non-Highly Compensated Employees from the prior Plan Year was substituted for that of the current Plan Year. For the 1999 Plan Year, the Actual Deferral Percentage was calculated by substituting the Actual Deferral Percentage of non-Highly Compensated Employees from the prior Plan Year for that of the current Plan Year.

       (c) Return of Excess Contributions. The Company or its designee will determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in Section 3.06(a). If neither test is satisfied, the excess amount for each Highly Compensated Employee will be distributed to the Participant (together with any income allocable thereto) within 12 months following the Plan Year for which the excess Tax Deferred Contributions were made.

                                      (18)

       These excess contributions and any income allocable thereto will be determined using the "ration leveling method" and will be returned to the Highly Compensated Employee(s) beginning with the Highly Compensated Employee(s) with the greatest dollar amount of excess contributions and continuing in descending order until either of the tests set forth in Section 3.06(a) hereof are satisfied. The amount so determined is distributed to the Highly Compensated Employees according to the dollar amount of their contributions used in calculating the ratio, beginning with the Highest Compensated Employee with the greatest amount.

       (d) Adjustment for Income or Losses. The excess Tax Deferred Contributions for each Highly Compensated Employee will be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 3.05(d).

       (e) Forfeiture of Company Matching Contributions. Tax Deferred Contributions which are refunded will cause the corresponding Company Matching Contributions, whether vested or nonvested, to be forfeited.

       (f) Definition of Compensation. For purposes of this Section 3.06, the term "Compensation" will have the meaning prescribed in Code Section 414(s).

       3.07. Actual Contribution Percentage Tests.

       (a) Tests. The Actual Contribution Percentage for the Highly Compensated Employees may not exceed for any Plan Year the greater of:

               (1) the Actual Contribution Percentage for all other Covered Employees, multiplied by 1.25; or

               (2) the Actual Contribution Percentage for all other Covered Employees, multiplied by two; provided, however, the Actual Contribution Percentage for the Highly Compensated Employees does not exceed the Actual Contribution Percentage for all other Covered Employees by more than two percentage points.

          For the purpose of the foregoing tests:

               (1) those Covered Employees who were not directly or indirectly eligible to have After-Tax Contributions or Company Matching Contributions made for them at any time during the Plan Year will be disregarded;

               (2) if two or more plans to which employee contributions and matching contributions are made are considered one plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), all employee contributions and matching contributions will be treated as made under the same plan;

                                      (19)

               (3) if two or more plans are permissively aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were one plan; and

               (4) if a Highly Compensated Employee is a participant in two or more plans of the Related Employers to which employee contributions or matching contributions are made, all such plans will be treated as one plan for purposes of determining the Actual Contribution Percentage of that Highly Compensated Employee.

          (b) Actual Contribution Percentage. The Actual Contribution Percentage for a specified group of Covered Employees for a Plan Year will be the average of the ratios (calculated separately) for the Covered Employees in such group of:

               (1) the amount of Company Matching Contributions and After-Tax Contributions actually paid to the Trustee on behalf of each such Covered Employee for such Plan Year, to

               (2) his Compensation for the Plan Year.

The calculation shall be performed using the Actual Contribution Percentage for each of the Highly Compensated Employees and the non-Highly Compensated Employees for the current Plan Year, except that for the 1999 Plan Year, the Actual contribution Percentage of non-Highly Compensated Employees from the prior Plan Year was substituted for the current Plan Year.

       To the extent permitted by Treasury Regulations, Tax Deferred Contributions and non-elective employer contributions under any other tax-qualified retirement plan may be added to (1) above.

       For the 1999 Plan Year, the Actual Contribution Percentage was calculated by substituting the Actual Contribution Percentage of non-Highly Compensated Employees from the prior Plan Year for that of the current Plan Year.

       (c) Return of Excess Contributions. The Company or its designee will determine after the end of the Plan Year whether the Actual Contribution Percentage results satisfy either of the tests contained in Section 3.07(a). If neither test is satisfied, the excess amount ("Excess Aggregate Contributions") for each Highly Compensated Employee will be distributed to him (together with any income allocable thereto) within 12 months following the Plan Year for which the Excess Aggregate Contributions were made.

       These Excess Aggregate Contributions and any income allocable thereto will be determined using the "ratio leveling method" and will be returned to the Highly Compensated Employee(s) beginning with the greatest dollar amount of Company Matching Contributions and After-Tax Contributions and continuing in descending order until either of the tests set forth in Section 3.07(a) hereof are satisfied. The amount so determined is distributed to the Highly Compensated Employees according to the dollar amount of the Company Matching

                                      (20)

Contributions and After-Tax Contributions used in calculating the ratio, beginning with the Highly Compensated Employee with the greatest amount.

       (d) Adjustment for Income and Loss. The Excess Aggregate Contributions for each Highly Compensated Employee will be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 3.05(d).

       (e) Definition of Compensation. For purposes of this Section 3.07, the term "Compensation" will have the meaning prescribed in Code Section 414(s).

       3.08. Alternate Percentage Test. In the event that the Actual Deferral Percentage for the Highly Compensated Employees for any Plan Year is more than the Actual Deferral Percentage for all other Covered Employees multiplied by 125% and the Actual Contribution Percentage for Highly Compensated Employees for the same Plan Year is more than the Actual Contribution Percentage for all other Covered Employees multiplied by 125%, then the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees for such Plan Year may not exceed the greater of:

          (a) the sum of:

              (1) 125% of the greater of (A) the Actual Deferral Percentage of the group of all other Covered Employees, or (B) the Actual Contribution Percentage of the group of all other Covered Employees, and

              (2) two percentage points plus the lesser of (A) the Actual Deferral Percentage of the group of all other Covered Employees, or
          (B) the Actual Contribution Percentage of the group of all other Covered Employees.

              In no event, however, will the amount described in subsection 3.08(a)(2) exceed 200% of the lesser of (2)(A) and (B) next above; and

          (b) the sum of:

              (1) 125% of the lesser of (A) the Actual Deferral Percentage of the group of all other Covered Employees, or (B) the Actual Contribution Percentage of the group of all other Covered Employees, and

              (2) two percentage points plus the greater of (A) the Actual Deferral Percentage of the group of all other Covered Employees, or (B) the Actual Contribution Percentage of the group of all other Covered Employees.

       In no event, however, will the amount described in this subsection 3.08
(b)(2) exceed 200% of the lesser of (2)(A) and (B) next above.

       In the event the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees

                                      (21)
exceeds the amount set forth in this Section 3.08, the Actual Deferral Percentage for the Highly Compensated Employees or the Actual Contribution Percentage for the Highly Compensated Employees will be reduced in the manner provided in Sections 3.06 and 3.07, until such excess no longer exists.

       This Section 3.08 shall not apply to Plan Years beginning after December 31, 2001.

       3.09. Special Company Contributions.

       (a) Determination of Special Rate. In order to meet the nondiscrimination requirements of Code Sections 401(k) and 401(m) (as set forth in Sections 3.06 and 3.07 of the Plan), any Participating Employer may, in its discretion and by action of its board of directors, establish a special rate of employer contributions applicable only to certain Participants who are not Highly Compensated Employees of such Participating Employer.

       (b) Allocation of Special Company Contributions. If contributions made under this Section 3.09 are made to meet the nondiscrimination requirements of Code Section 401(k) (as set forth in Section 3.06 of the Plan), then such contributions will be deemed, for all Plan purposes except Section 8.01, to be Tax Deferred Contributions, and will be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made; provided, however, that Company Matching Contributions will not be made based upon such contributions. If contributions made under this Section 3.09 are made to meet the nondiscrimination requirements of Code Section 401(m) (as set forth in Section 3.07 of the Plan), then such contributions will be deemed, for all Plan purposes except Section 8.01, to be Company Matching Contributions, but will be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made employed by such Participating Employer who made Tax Deferred Contributions and such contributions will be fully vested upon deposit.

       3.10. Uniformed Service Absence. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

       3.11. Special Contribution for Kinston, NC Employees. Beginning with the 2000 Plan Year, MasterBrand Cabinets, Inc. will make a Profit Sharing Contribution each year in the amount of $200 for each Covered Employee at its Kinston, North Carolina facility who is employed at the Kinston, North Carolina facility on December 31 of the applicable year. The Profit Sharing Contribution will be made whether or not the Covered Employee makes Tax Deferred Contributions or After-Tax Contributions. A Covered Employee who is allocated the Profit Sharing Contribution will be deemed to be a Participant with respect thereto even though the Covered Employee does not make Tax Deferred Contributions or Profit Sharing Contributions.

                                      (22)

       3.12. Catch-Up Contributions. All Participants who are eligible to make Tax Deferred Contributions under Section 3.01 of this Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in such year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of
the Code, as applicable, by reason of the making of such catch-up contributions.


                                   ARTICLE IV

                              INVESTMENT PROVISIONS


       4.01. Investment Funds.

       (a) Separate Funds. The Trust Fund will consist of the following separate Investment Funds, to be administered as provided in Sections 4.03 through 4.14, respectively, and the "Loan Fund," to be administered as provided in Article IX:

          (1) Fortune Stock Fund;

          (2) Gallaher Fund;

          (3) Value Fund;

          (4) Core Equity Fund;

          (5) Large-Cap Growth Equity Fund;

          (6) Small-Cap Growth Equity Fund;

          (7) International Equity Fund;

          (8) S&P 500 Index Fund;

          (9) Growth-Oriented Diversified Fund;

          (10) Balanced Fund;

          (11) Corporate/Government Bond Fund;

          (12) Government Securities Fund; and

          (13) Short-Term Investment Fund.

                                      (23)

       (b) Assets Pending Allocation, Investment in Investment Funds and Maturity and Redemption. Contributions to the Plan may be uninvested pending allocation to the Investment Funds. The Investment Manager of each Investment Fund, or the Trustee if there is no Investment Manager, may invest the Investment Fund in short-term investments or hold the assets thereof uninvested pending orderly investment and to permit distributions, reallocations and transfers therefrom.

       4.02. Investment Fund Elections. A Participant's Account Balances and contributions allocable to a Participant's Accounts will be invested in the Investment Funds as follows:

       (a) Initial Investment of Contributions. Except as provided in Section 4.02(f), each Participant may elect that the Tax Deferred Contributions, Company Matching Contributions, Profit Sharing Contributions, After-Tax Contributions and Rollover Contributions allocable to his Accounts be invested, collectively with investment gains and losses allocated on a pro rata basis, in whole multiples of 1%, in any one or more of the Investment Funds. The same investment election will apply to a Participant's Tax Deferred Contributions, Company Matching Contributions, Profit Sharing Contributions and After-Tax Contributions. Tax Deferred Contributions that are automatically made pursuant to Section 3.01(b) and Company Matching Contributions thereon will be invested in the Balanced Fund until the Participant elects to change his investment of such contributions in accordance with this Section 4.02(a). Notwithstanding the foregoing, a separate investment election may be made for Rollover Contributions. Except as otherwise provided in Section 4.02(d), each Participant may elect to change his investment elections with respect to new contributions allocable to his Account.

       (b) Interfund Transfers. Except as otherwise provided in Section 4.02(d), each Participant may at any time elect that his Account Balances be rearranged, in any one or more of the Investment Funds.

       (c) Election Procedures. Any election to invest contributions, change the investment for new contributions or make interfund transfers within the Plan (other than an automatic election made pursuant to Section 3.01(b)) must be made through an Approved Form of Election. Any such election made before the Close of Business on a Business Day will be effective and valued as of the day such election is made. Any such election made on a day other than a Business Day or after the Close of Business on a Business Day will be effective and valued as of the next Business Day. Notwithstanding the foregoing provisions on the effective date of elections, any election with respect to the Fortune Stock Fund or the Gallaher Fund shall be subject to the availability of short-term investments in such Fund.

                                      (24)

       (d) Limitations on Investments. Notwithstanding the foregoing, no contributions may be invested in the Gallaher Fund and no transfers may be made into the Gallaher Fund.

       (e) Investment in Absence of Election. If a Participant fails to make an investment election in accordance with Section 4.02(a), the contributions referred to in Section 4.02(a) will be invested in the Balanced Fund.

       (f) 1999 Transition Period. In order to provide for the orderly reconciliation and transfer of Account Balance information required as a result of the change in the Plan's recordkeeper and Trustee effective as of October 1, 1999, certain transactions affecting Accounts will not be performed during the transition period beginning July 21, 1999 and ending on a date to be determined by the Plan Administrator (the "Transition Period"). During the Transition Period, all requests for in-service withdrawal (other than a hardship withdrawal) forms and distribution forms through the Plan's voice response system must be made no later than July 21, 1999 and all requests for such in-service withdrawals and distributions must be completed and submitted, on a form approved by the Retirement Committee, with the Participating Employer no later than July 31, 1999. During the Transition Period, all requests for hardship withdrawal forms and loan forms through the Plan's voice response system must be made no later than August 21, 1999 and all requests for hardship withdrawals and loans must be completed and submitted, on a form approved by the Retirement Committee, with the Participating Employer no later than August 31, 1999. During the Transition Period, all elections to make interfund transfers, change the investment of contributions, change the rate of Tax Deferred Contributions and After-Tax Contributions and enroll in the Plan must be made through the Plan's voice response system no later than August 21, 1999. Any requests or forms that are not submitted by the applicable deadline, and any requests or forms that are submitted with missing or incomplete documentation, information, signatures, consents, notarizations or attestations that is not provided or completed by the deadline, will not be processed.

       4.03. Administration of Fortune Stock Fund. Subject to the provisions of the Trust Agreement and Sections 4.15 through 4.17, the Trustee will administer the Fortune Stock Fund as follows:

       (a) Investment. The assets of the Fortune Stock Fund, including all income thereon and increments thereto, will be invested primarily in Fortune Common Stock; provided, however, that, in order to permit orderly investment in Fortune Common Stock and pending such investment, the Trustee may hold uninvested any monies received by it in or for the Fortune Stock Fund or may invest in collective short-term investment funds of the Trustee.

       (b) Registration Upon Distribution. Upon any distribution from the Fortune Stock Fund as a single distribution pursuant to Section 7.01(a)(2), all whole shares of Fortune Common Stock distributable therefrom will be registered in the name of the distributee and delivered to him together with any cash from the Fortune Stock Fund to which the distributee is entitled.

                                      (25)

       (c) Distributions Other Than in Stock. Upon any distribution from the Fortune Stock Fund pursuant to the provisions of Article VII other than as a single distribution pursuant to Section 7.01(a)(2), the Trustee will retain all shares which would otherwise be distributable to the distributee and distribute in lieu thereof their Fair Market Value on the applicable Business Day.

       (d) Transfers Among Investment Funds. Upon any transfer from any Investment Fund pursuant to the provisions of Section 4.02(b), the Trustee will, to the extent practicable, retain all shares which would otherwise have to be liquidated by reason of such transfer and transfer in lieu thereof their Fair Market Value on the applicable Business Day.

       (e) Rights Exercise; Sale of Stock. To the extent practicable, the Trustee will make transactions with respect to or sell all rights to buy Fortune Common Stock (other than rights within the meaning of Section 4.17, which will be exercised only in accordance with Section 4.17) received with respect to any shares held in the Fortune Stock Fund. The Trustee may determine to sell or exercise such rights. To the extent that there is insufficient cash in the Fortune Stock Fund with which to exercise any such rights, or to make distribution or transfer of the Fair Market Value of any stock subject to retention, the Trustee may, in its discretion, sell such rights or retained stock or any part thereof; in the case of any retained stock so sold the Fair Market Value thereof will be the net proceeds of sale instead of the Fair Market Value determined as provided in Article I. The Trustee may also obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

       4.04. Investment of S&P 500 Index Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the S&P 500 Index Fund, including all income thereon and increments thereto, will be invested and reinvested in a mutual fund that invests in 500 stocks that make up the S&P 500 proportionately to each stock weighting in the index, as selected by the Trusts Investment Committee.

       4.05. Investment in the Value Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Value Fund, including all income thereon and increments thereto, will be invested primarily in securities of companies that are believed to possess valuable fixed assets or that are believed to be under valued in relation to factors such as assets, earnings or growth potential, as selected by the Investment Manager, or if there is no Investment Manger, by the Trustee; provided, however, that the Trust's Investment Committee may determine that the Value Fund be comprised of a mutual fund having substantially foregoing characteristics.

       4.06. Investment of Core Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Core Equity Fund, including all income thereon and increments thereto, will be invested and reinvested in any and all common stocks, preferred stocks and other equity securities which the Investment Manager believes have a low price relative to the company's earnings or cash flow, or relative to the past price history of the

                                      (26)
stock, as will be selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Core Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.07. Investment of Large-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Large-Cap Growth Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of medium to large-size companies with above-average earnings or sales growth, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Large-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.08. Investment of Small-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Small-Cap Growth Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in small to medium-size companies that are early in their life cycle but which have the potential to become major enterprises (emerging growth companies), as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Small-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.09. Investment of International Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the International Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of companies incorporated outside the United States, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the International Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.10. Investment of Growth-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Growth-Oriented Diversified Fund, including all income thereon and increments thereto, will be invested and reinvested in such bonds, debentures, notes, equipment trust certificates, investment trust certificates, preferred stocks, common stocks, other securities (including any bonds, debentures, stock and other securities of Fortune) primarily of companies with strong financial characteristics and good long-term prospects for above-average earnings or sales growth, or other properties, not necessarily of the nature hereinbefore itemized, as will be selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Growth-Oriented Diversified Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.11. Investment of Balanced Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Balanced Fund, including all income

                                      (27)
thereon and increments thereto, will be invested and reinvested primarily in companies which have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Balanced Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.12. Investment of Government Securities Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Government Securities Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in such obligations issued or guaranteed by the United States Government or its agencies, or by any State or local government or their agencies, as will be selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Government Securities Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.13. Investment of Corporate/Government Bond Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Corporate/Government Bond Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in investment grade corporate bonds, bonds issued by the United States Government or its agencies, domestic bank obligations and commercial paper, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Corporate/Government Bond Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.14. Investment of Short-Term Investment Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Short-Term Investment Fund, including all income thereon and increments thereto, will be invested and reinvested in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued by or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers' acceptances and repurchase agreements, and high grade commercial paper, all of which will bear a fixed rate of return and are intended to minimize market fluctuations, as will be selected by the Investment Manager, or if there is no such Investment Manager, by the Trustee (which may include investment in the Trustee's short-term collective investment fund); provided, however, that the Trusts Investment Committee may determine that the Short-Term Investment Fund be comprised of a mutual fund having substantially the foregoing characteristics.

       4.15. Voting of Shares in Fortune Stock Fund.

       (a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to exercise any voting rights with respect to Fortune Common Stock held in the Fortune Stock Fund except as provided in this Section 4.15.

                                      (28)

       (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the written direction of such Participant, former Participant or Beneficiary, as to the manner in which any voting rights of shares of Fortune Common Stock attributable to his proportionate interest in the Fortune Stock Fund are to be exercised with respect to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee as provided in the preceding sentence, the Trustee will exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 4.15(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of ERISA Section 403(a)(1) ("Named Fiduciary") with respect to the exercise of voting rights of shares of Fortune Common Stock in accordance with such directions pursuant to both the first and the second sentences of this
Section 4.15(b). For purposes of this Section 4.15(b), the number of shares of Fortune Common Stock attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the Fortune Stock Fund will be the product of the total number of shares of Fortune Stock Fund multiplied by a fraction the numerator of which is the amount allocated to the Fortune Stock Fund then in his Accounts and the denominator of which is the total number of shares of Fortune common stock in Fortune Stock Fund.

       (c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including Participating Employers) that are being distributed to the holders of Fortune Common Stock and either are directed generally to such holders or relate to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Participating Employers will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Participating Employers and the Retirement Committee will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock

                                      (29)
credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 4.15(c) or the Trust Agreement to the contrary, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary to accurately maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, the Company, any other Participating Employer or Non-Participating Employer, and any director, officer, employee or agent thereof. It is the intent of this Section 4.15(c) that Fortune, each other Participating Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the exercise of voting rights of such shares.

       (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, or (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee), such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to exercise voting rights with respect to shares of Fortune Common Stock held in the Fortune Stock Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as valid directions with respect to the exercise of such voting rights, and (2) to the extent the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any exercise of such voting rights.

       4.16. Tendering of Shares in Fortune Stock Fund.

       (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of Fortune Common Stock (which, for purposes of this Section 4.16, will include any rights within the meaning of Section 4.17(a)) held in the

                                      (30)

Fortune Stock Fund pursuant to any tender offer (as defined herein)except as provided in this Section 4.16. For purposes of this Section 4.16, a "tender offer" will mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of Fortune Common Stock and will include, without limitation, any such tender offer made by or on behalf of Fortune.

       (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the written direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of Fortune Common Stock attributable to his proportionate interest in the Fortune Stock Fund pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer such shares (or will retain such shares in the Fortune Stock Fund) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries to whose interests in the Fortune Stock Fund such shares are attributable, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee that such shares be retained in the Fortune Stock Fund subject to all provisions of the Plan and the Trust Agreement and applicable law and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. If, under the terms of such tender offer or otherwise, any shares of Fortune Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee will (1) use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to shares of Fortune Common Stock that have been tendered or deposited pursuant to this Section 4.16(b), and
(2) exercise (or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect to the exercise of such withdrawal rights. The Trustee will not withdraw shares except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 4.16(b). In giving or being deemed to have given directions to the Trustee as provided in this Section 4.16(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of Fortune Common Stock (or the retention of such shares in the Fortune Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this Section 4.16(b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of Fortune Common Stock tendered or deposited pursuant to the third sentence of this Section 4.16(b).

       (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give

                                      (31)
directions as provided in this Section 4.16(c), the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Participating Employers) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and the Participating Employers will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Participating Employers and the Retirement Committee will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision to the contrary of the Plan or the Trust Agreement, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary to accurately maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, the Company, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Section 4.16(c) that Fortune, the Company, each other Participating Employer and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

       (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, or (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune), or to Fortune (in the case of an opinion of counsel to the Trustee), such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in

                                      (32)
such circumstances to tender, deposit, sell, transfer or exchange shares of Fortune Common Stock held in the Fortune Stock Fund (or the retention of such shares in the Fortune Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to a tender offer, and (2) to the extent the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any relevant financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights.

       (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of shares of Fortune Common Stock pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 4.16(e) will be allocated to his Accounts in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and will be governed by the provisions of this Section 4.16(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the Fortune Stock Fund and will be subject to this Section 4.16(e) and the other applicable provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds will be invested in the Balanced Fund.

       4.17. Certain Rights Held in Fortune Stock Fund.

       (a) Disposition of Preferred Share Purchase Rights. If the Preferred Share Purchase Rights of Fortune (or any rights issued by Fortune in substitution or replacement thereof) held in the Fortune Stock Fund ("rights") become separately transferable or exercisable, the Trustee shall dispose of the rights by selling the rights to Fortune at a price recommended by an independent financial advisor retained by the Trustee at Fortune's expense.

       (b) Exchange of Rights. If, prior to the sale of the rights by the Trustee to Fortune, Fortune determines to exchange the rights for shares of Fortune Common Stock, the Trustee will surrender the rights that it holds in exchange for shares of Fortune Common Stock.

       (c) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the sale, exchange or retention of any rights held in the Fortune Stock Fund, (2) cause any such provision or provisions to conflict with


                                      (33)

ERISA, or (3) require the Trustee not to act or such rights not to be sold, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune), or to Fortune (in the case of an opinion of counsel to the Trustee), such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will sell all the rights to a third party or parties with, if the Trustee so deems it appropriate, the assistance of an independent financial adviser retained by the Trustee at the expense of Fortune.

       (d) Allocation of Proceeds. The proceeds of any sale, exercise or exchange of rights in accordance with this Section 4.17(d) will be allocated to the Account of a Participant, former Participant or Beneficiary in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and will be governed by all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the Fortune Stock Fund and will be subject to this Section 4.17(d) and the other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the Fortune Stock Fund and will be subject to this Section 4.17(d) and all other applicable provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested in the Balanced Fund.

       4.18. Valuation of Investment Funds. As of each Business Day, the Trustee will report to the Retirement Committee the Fair Market Value of the assets of each Investment Fund and the number of units in the Fortune Stock Fund and Gallaher Fund. The Fair Market Value of an Investment Fund will be the value of such Investment Fund as of the Close of Business on such Business Day. The number of units and value of units in the Fortune Stock Fund and Gallaher Fund will be determined in accordance with Section 4.23.

       4.19. Administration of the Gallaher Fund.

       (a) Gallaher ADRs Transferred to Gallaher Fund. ADRs with respect to Gallaher stock ("Gallaher ADRs") received by the Fortune Stock Fund in the Gallaher Spin-Off will be transferred to the Gallaher Fund.

       (b) Distributions With Respect to Gallaher ADRs. The proceeds of any distribution received by the Gallaher Fund with respect to Gallaher ADRs will be invested in the other Investment Funds on a pro rata basis in accordance with each Participant's current investment election under Section 4.02. Nothing in this Section 4.19(b), however, restricts the Trustee's ability to retain in the Gallaher Fund any additional Gallaher ADRs received as a result of a stock dividend, stock split or similar transaction. Contributions will not be invested in the Gallaher Fund, nor may any transfers be made to the Gallaher Fund from any of the other Investment Funds.

                                      (34)

       4.20. Voting of Shares in Gallaher Fund.

       (a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to provide any voting instructions with respect to Gallaher ADRs held in the Gallaher Fund except as provided in this Section 4.20.

       (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the manner in which the Gallaher ADR depositary should be instructed to vote the Gallaher shares underlying the Gallaher ADRs attributable to his interest in the Gallaher Fund. The Trustee will instruct the Gallaher ADR depositary that such Gallaher ADRs be voted with respect to any matter in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting of Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee, the Trustee will instruct the Gallaher ADR depositary to vote the Gallaher shares underlying the Gallaher ADRs in the same manner and in the same proportion in which the Gallaher ADRs as to which such directions were timely received by the Trustee are to be voted. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that the voting instructions to the Gallaher ADR depositary with respect to such matter are provided in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 4.20(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of ERISA Section 403(a)(1) ("Named Fiduciary") with respect to the voting rights of Gallaher ADRs in accordance with such directions pursuant to this Section 4.20(b).

       (c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the voting of Gallaher ADRs held in the Gallaher Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to voting with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of Gallaher ADRs and either are directed generally to such holders or relate to any matter on which holders of Gallaher ADRs are entitled to provide voting instructions by proxy, consent or otherwise, and the Participating Employers will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Gallaher. The Participating Employers will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any provision of this Section 4.20(c) to the contrary, the Plan or the Trust Agreement, except if the Participating Employers serve as recordkeeper, to

                                      (35)
the extent necessary to provide the Participating Employers with information necessary to accurately maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs held in the Gallaher Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, the Company, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof, it being the intent of this Section 4.20(c) that Gallaher, Fortune, the Company, each other Participating Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs.

       (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the voting of Gallaher ADRs held in the Gallaher Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon notice thereof to the Trustee (in the case of an opinion of counsel to Fortune), or to Fortune (in the case of an opinion of counsel to the Trustee), such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to provide voting instructions with respect to Gallaher ADRs held in the Gallaher Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to providing voting instructions regarding Gallaher ADRs held in the Gallaher Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions.

       4.21. Tendering of Gallaher ADRs.

       (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any Gallaher ADRs held in the Gallaher Fund (or to give directions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer (as defined herein) except as provided in this Section 4.21(a). For purposes of this Section 4.21(a), a "tender offer" will mean any tender or exchange offer for or request or invitation for tenders or exchanges of Gallaher ADRs (or securities underlying the Gallaher ADRs), and will include, without limitation, any such tender offer made by or on behalf of Gallaher.

                                      (36)

       (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of Gallaher ADRs attributable to his proportionate interest in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer Gallaher ADRs (or will retain such shares in the Gallaher Fund) (or will provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee to retain such Gallaher ADRs in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary that securities underlying the Gallaher ADRs be retained by the Gallaher ADR depositary) subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will act in accordance therewith. In the event that, under the terms of such tender offer or otherwise, any Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant thereto may be withdrawn, the Trustee will use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) that have been tendered or deposited pursuant to this Section 4.21(b), and the Trustee will exercise (or refrain from exercising) (or instruct the Gallaher ADR depositary to exercise or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect thereto. The Trustee will not withdraw Gallaher ADRs (or instruct the Gallaher ADR depositary to withdraw securities underlying Gallaher ADRs) except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that such Gallaher ADRs are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 4.21(b). In giving or being deemed to have given directions to the Trustee as provided in this Section 4.21(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary in accordance with such directions pursuant to this Section 4.21(b).

       (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 4.21(c), the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries

                                      (37)
entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. The Participating Employers and the Retirement Committee will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs or securities underlying such Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 4.21(c) or the Trust Agreement to the contrary, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary to accurately maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, the Company any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Section 4.21(c) that Gallaher, Fortune, the Company, each other Participating Employer and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

       (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) held in the Gallaher Fund or the exercise of any withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant to a tender offer, or
(2) cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such Gallaher ADRs (or securities underlying Gallaher
ADRs) not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, (in the case of an opinion of counsel to Fortune), or to Fortune (in the case of an opinion of counsel to the Trustee), such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange Gallaher ADRs held in the Gallaher Fund (or the retention of such shares in the Gallaher Fund), or to give instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect thereto, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the


                                      (38)
extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund, or giving instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, or the exercise of any withdrawal rights with respect thereto, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions.

       (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) pursuant to the direction of a Participant, former Participant or Beneficiary will be allocated pursuant to the directions of the Participant, former Participant or Beneficiary, and absent a direction, will be invested in the Balanced Fund and will not be held in the Gallaher Fund.

       4.22. Voting of Shares in Mutual Funds. At the time of mailing of notice of each annual or special stockholders' meeting of any mutual fund under any Investment Fund, the Trustee will send a copy of the notice and all proxy solicitation materials to each Participant, former Participant and Beneficiary who has shares of the mutual fund credited to such Participant's, former Participant's or Beneficiary's Accounts, together with a voting direction form for return to the Trustee or its designee. Participants, former Participants and Beneficiaries will have the right to direct the Trustee as to the manner in which the Trustee is to vote shares credited to the Accounts of such Participant, former Participant or Beneficiary that are invested in mutual funds under Investment Funds. The Trustee will vote the shares as directed by the Participant, former Participant or Beneficiary. The Trustee will not vote shares for which it has not received a direction from the Participant, former Participant or Beneficiary. During the Transition Period described in Section 4.02(f), the Trusts Investment Committee will have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the mutual funds in the Investment Funds. Following the Transition Period described in Section 4.02(h), the Trusts Investment Committee will continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in the short-term liquidity reserves in the Fortune Stock Fund and Gallaher Fund. With respect to all additional rights relating to shares held in the mutual funds under the Investment Funds, the Trustee will follow the directions of the Participants, former Participants and Beneficiaries and, if no such directions are received, the directions of the Trusts Investment Committee.

       4.23. Unitized Fortune Stock Fund and Gallaher Fund. As of the Close of Business on September 30, 1999, the Fortune Stock Fund and Gallaher Fund will be converted into units by dividing the Fair Market Value of all amounts (including employer stock and any short-term investments) held in the respective fund by $10.00. At the Close of Business on October 1, 1999 and on each Business Day thereafter, the value of a unit in the Fortune Stock Fund or Gallaher Fund ("Closing Unit Value") will be determined by dividing the Fair Market Value of such fund by the number of units in such fund before taking into account Additions to and Reductions from such fund (as defined below). After the Closing Unit Value is determined, at the Close of Business on each Business Day, the total number of units in the Fortune Stock Fund and Gallaher Fund will be re-determined to take into account new units resulting from Additions to such fund (as defined below) and canceled units resulting from


                                      (39)

Reductions from such fund (as defined below). As of the Close of Business on such Business Day, the total number of new units resulting from Additions to the Fortune Stock Fund or Gallaher Fund will be the number equal to (A) the total amount of the Additions to such fund divided by (B) the Closing Unit Value. As of the Close of Business on such Business Day, the total number of units to be canceled under the Fortune Stock Fund and Gallaher Fund will be the number equal to (A) the total amount of Reductions from such fund divided by (B) the Closing Unit Value. Whenever all or any part of the Account Balances in the Fortune Stock Fund or Gallaher Fund is reduced from such fund as a result of a Reduction, the value of the reduced amount will equal the Closing Unit Value multiplied by the number of whole and fractional units credited to such Accounts. For purposes of this Section 4.23, "Additions" means any amounts added to the Fortune Stock Fund or Gallaher Fund during the day as a result of contributions to, reinstatement of Account Balances under and interfund transfers pursuant to the provisions of the Plan into such fund since the Close of Business on the immediately preceding Business Day. For purposes of this
Section 4.23, "Reductions" means any amounts reduced from the Fortune Stock Fund or Gallaher Fund as a result of any in-service withdrawals, loans, distributions, interfund transfers, return of any excess amounts and forfeitures pursuant to the provisions of the Plan from such fund since the Close of Business on the immediately preceding Business Day.

                                    ARTICLE V

                                    ACCOUNTS


       5.01. Participants' Accounts. The Retirement Committee will maintain or cause to be maintained the following separate Accounts for each Participant (and, as long as may be appropriate, for each former Participant and Beneficiary):

       (a) Tax Deferred Account. A Tax Deferred Account will be maintained for each Participant on whose behalf Tax Deferred Contributions are made pursuant to
Section 3.01 of this Plan and on whose behalf any tax deferred contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon will be allocated to such Tax Deferred Account.

       (b) Company Matching Account. A Company Matching Account will be maintained for each Participant on whose behalf Company Matching Contributions are made pursuant to Section 3.02 of this Plan and on whose behalf any company matching contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon will be allocated to such Company Matching Account.

       (c) After-Tax Account. An After-Tax Account will be maintained for each Participant on whose behalf After-Tax Contributions are made pursuant to Section
3.03 of this Plan and on whose behalf any after-tax contributions were made under a Prior Plan, and such contributions and any losses and earnings thereon will be allocated to such After-Tax Account.

                                      (40)

       (d) Rollover Account. A Rollover Account will be maintained for each Participant on whose behalf any amount has been rolled over to this Plan pursuant to Section 3.04 of this Plan and, except as otherwise specified in this
Section 5.01, on whose behalf any amount has been transferred or rolled over to a Prior Plan, and such amounts and any earnings and losses thereon will be allocated to such Rollover Account.

       (e) Profit Sharing Account. A Profit Sharing Account will be maintained for each Participant on whose behalf Profit Sharing Contributions are made pursuant to Section 3.11 of this Plan, and such contributions and any earnings and losses thereon will be allocated to such Profit Sharing Account.

       5.02. Allocation of Earnings and Losses to Accounts. Earnings and losses will be allocated to the Accounts of all Participants as of each Business Day by credit or deduction therefrom, as the case may be, of the increase or decrease in the value of the Investment Funds in which such Accounts are invested since the immediately preceding Business Day attributable to interest, dividends, changes in market value, expenses and gains and losses realized from the sale of assets.

       5.03. Allocation of Contributions to Accounts. As of the Close of Business on each Business Day, Tax Deferred Contributions, Company Matching Contributions, Profit Sharing Contributions, After-Tax Contributions and Rollover Contributions made to the Plan during the period then ended by or on behalf of each Participant will be credited to such Participant's Tax Deferred Account, Company Matching Account, Profit Sharing Account, After-Tax Account and Rollover Account, respectively.

       5.04. Required Information. Each Participating Employer will furnish to the Company all such information reasonably requested by the Company to enable it to complete the allocations hereunder, and the Company may rely in all respects upon such information so furnished.

       5.05. Transfer of Assets to or from Another Plan. If another employee plan is merged into this Plan, for purposes of this Plan any amount attributable to elective salary reduction contributions under Code Section 401(k) thereunder will be combined with amounts attributable to Tax Deferred Contributions; any amounts attributable to employee contributions (or contributions considered as taxable income) thereunder will be combined with amounts attributable to After-Tax Contributions but will be withdrawable to the extent permitted by the Company; and any amounts attributable to employer matching thereunder will be accounted for separately under this Plan and will be vested to at least the extent provided in such other employee plan.

       The Company may, in its discretion, permit the direct Trustee-to-Trustee transfer of assets to the Plan from another employee plan, or the rollover of an eligible rollover distribution within the meaning of Code Section 402(c)(4) on behalf of a Covered Employee, regardless of whether the Covered Employee has become a Participant in the Plan. If such a transfer is made though a Trustee-to-Trustee transfer, it will be treated as a merger hereunder. If such a transfer is made through a rollover of an eligible rollover distribution, the transferred


                                      (41)
amount will be accounted for separately under this Plan and fully vested at all times. The Company may also, in its discretion, permit the transfer of assets from the Plan to another employee plan. Each Covered Employee who is not a Participant on whose behalf an amount has been transferred to the Plan pursuant to this Section 5.05, will be treated as a Participant solely for the purposes of the provisions of this Plan pertaining to rollover contributions.

       5.06. Annual Additions Limitation.

       (a) Maximum Annual Additions. Except as permitted under Section 3.12, the sum of Annual Additions (as defined in Section 5.06(c)) to a Participant's Accounts in any Plan Year will not exceed the lesser of:

                    (1) $40,000; or

                    (2) 100% of the Participant's Compensation (as defined for this purpose in Section 5.08).

The limitations set forth in (1) next above will be adjusted annually for increases in the cost of living, in accordance with regulations issued by the Secretary of the Treasury pursuant to the provisions of Code Section 415(d) (or such other Federal income tax statutory provisions as will at the time be applicable).

       (b) Procedure for Preventing and Correcting Excess Annual Additions. If the Annual Additions to a Participant's Accounts in any Plan Year exceeds the maximum annual limits as a result of the allocation of Forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of pre-tax deferrals or under such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the portion of any After-Tax Contributions, and thereafter Profit Sharing Contributions, and thereafter any Company Matching Contributions otherwise allocable to a Participant's Accounts will be reduced by the amount necessary to reduce the amount apportionable to a Participant to the lesser of the amounts set forth in Section 5.06(a)(1) or (2). If the Annual Additions to a Participant's Accounts for 1996 or any subsequent Plan Year exceed the maximum annual limits as a result of a reasonable error in estimating Compensation, a reasonable error in determining the amount of pre-tax deferrals or under any such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the excess amount will be held unallocated in a suspense account. If a suspense account is in existence at any time during a Plan Year pursuant to this section, it will not participate in the allocation of any investment gains and losses. If a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any After-Tax Contributions, Profit Sharing Contributions, Company Matching Contributions or Tax Deferred Contributions may be made to the Plan for that Plan Year. Amounts allocated from the suspense account will be applied to reduce After-Tax Contributions, Profit Sharing Contributions, Company Matching Contributions and Tax Deferred Contributions in the order that they otherwise would have been contributed to the Plan. Except as permitted under regulations issued by the Secretary of Treasury pursuant to the

                                      (42)
provisions of Code Section 415, excess amounts may not be distributed to Participants or former Participants.

       (c) Definition of Annual Additions. For purposes of this Plan, the term "Annual Additions" means the amounts allocated to a Participant's Accounts during the year that constitute:

                    (1) the Company Matching Contributions and Profit Sharing Contributions allocated to such Participant's Accounts;

                    (2) the Tax Deferred Contributions and After-Tax Contributions allocated to such Participant's Accounts; and

                    (3) Forfeitures.

       (d) Consolidation of Defined Contribution Plans. For purposes of this
Section 5.06, this Plan and any other qualified defined contribution plan maintained by any Related Employer will be considered as a single defined contribution plan if a Participant is a participant in both plans. Amounts allocated to a Participant's individual medical benefit account, as defined in Code Section 415(l)(1), which is part of a defined benefit plan maintained by a Participating Employer or Related Employer will be treated as annual additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Code Section 419A(d), under a welfare benefit fund, as defined in Code Section 419(e), maintained by a Participating Employer or Related Employer, will be treated as annual additions to a defined contribution plan. Notwithstanding the foregoing, the compensation limit described in Section 5.06(a)(2) will not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition under Code Section 415(l)(1). If a reduction is necessary under
Section 5.06(b), then the reduction will be made to the Annual Additions under one of such plans as determined by the Retirement Committee and the governing bodies of such other plans.

       5.07. Combined Maximum Limitations. With respect to Plan Years commencing prior to January 1, 2000, if any Participant is also participating in any other qualified plan (within the meaning of Code Section 401) maintained by a Participating Employer or Related Employer, then for any limitation year, which will be the Plan Year, the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for such limitation year will not exceed one. For purposes of this Section 5.07, such sum will be determined in accordance with the following:

       (a) The "Defined Benefit Plan Fraction" for any year is a fraction:

          (1) the numerator of which is the projected annual benefit of the Participant under each defined benefit plan (determined as of the close of the year); and

                                      (43)

          (2) the denominator of which is the lesser of the maximum dollar limitation in effect under Code Section 415(b)(1)(A) for such limitation year times 1.25, or the amount which may be taken into account under Code
       Section 415(b)(1)(B) for such limitation year times 1.4.

       (b) The "Defined Contribution Plan Fraction" for any year is a fraction:

          (1) the numerator of which is the sum of the annual additions to the Participant's account under each defined contribution plan as of the close of the year; and

          (2) the denominator of which is the sum of the lesser of the following amounts determined for such limitation year and each prior year of service with the Participating Employer or Related Employer:

          (A) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such limitation year; or

          (B) The product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) for such limitation year.

       For purposes of this Section 5.07, all defined benefit or defined contribution plans will be treated as one plan by class. If the above limitation would otherwise be exceeded in any limitation year, the Participant's benefits under the defined benefit plans will be limited. If any such defined benefit plan fails to provide for such reduction of benefits, the annual additions under this Plan will be reduced to the extent necessary to comply with the above limitation.

       If the Plan satisfied the applicable requirements of Code Section 415 as in effect for all limitation years beginning before April 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator), as prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Code Section 415(e)(1) does not exceed one.

       Notwithstanding any other provision of this Plan to the contrary, effective as of January 1, 2000, this Section 5.07 will no longer limit the benefits of any Participant and will be deleted from the Plan without need for further amendment.

       5.08. Definition of Compensation for Purposes of Sections 5.06 and 5.07. Solely for the purpose of applying the limitations of Sections 5.06 and 5.07, the term "Compensation" will mean a Participant's W-2 income for the limitation year. Compensation for a limitation year will include compensation actually paid or includable in gross income during such limitation year as well as any elective deferrals (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by a Participating Employer at the election of the Participant and which is not includable in the gross income of the Participant by


                                      (44)
reason of Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4).

       5.09. Limitation of Annual Unadjusted Earnings or Compensation. For purposes of this Plan, the Unadjusted Earnings or Compensation of a Participant will be limited to $200,000 in each Plan Year (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code).

                                   ARTICLE VI

                             VESTING AND FORFEITURES


       6.01. Participant Contributions. A Participant will at all times be 100% vested in his Tax Deferred Account, After-Tax Account and Rollover Account.

       6.02. Company Matching Contributions and Profit Sharing Contributions. Each Covered Employee who was a Participant in the Plan on the day before the Restatement Date will be 100% vested in his Company Matching Account. Each Covered Employee who becomes a Participant on or after the Restatement Date will be 100% vested in his Company Matching Account on the day after he completes one year of Vesting Service. Each Covered Employee will become 100% vested in his Profit Sharing Account on the day after he completes one year of Vesting Service.

       6.03. Vesting in Prior Plan. Notwithstanding any other provision of this Plan to the contrary, a Participant who participated in a Prior Plan will be vested in his Accounts at least to the extent he was vested under such Prior Plan.

       6.04. Amendments to Vesting Schedule. No amendment to the Plan's vesting schedules will deprive a Participant of his nonforfeitable rights to benefits accrued to the date of such amendment. If any vesting schedule of the Plan is amended, each Participant with at least three years of Vesting Service may elect to have his nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

       (a) 60 days after the amendment is adopted;

       (b) 60 days after the amendment is effective; and

       (c) 60 days after the Participant is issued written notice of the amendment by Fortune.

       6.05. Forfeitures. Any Account Balances in a Participant's Accounts that do not become distributable pursuant to Article VII will be regarded as Forfeitures upon the earlier of (i) the distribution of the portion of the Participant's Account Balances that become distributable or (ii) the fifth anniversary of such Participant's Severance From Service. All amounts forfeited in accordance with this Article VI will be used to reduce contributions of the


                                      (45)

Participant's Participating Employer. Pending allocation to reduce contributions of the Participant's Participating Employer, such amounts will be invested in the Balanced Fund.

       6.06. Reinstatement of Account Balances. If a former Participant who has received a distribution of less than the full amount of his Account Balances thereafter becomes a Participant, the Participant may, provided a Break in Service of five years has not occurred, repay in cash the amount of his Account Balances which previously had been distributed in accordance with Article VII. Upon such repayment, the amount so repaid will be reinstated (a) as of the day on which such repayment is made if such repayment is received by the Trustee before the Close of Business on a Business Day, or (b) as of the next Business Day if such repayment is received by the Trustee on a day other than a Business Day or after the Close of Business on a Business Day. Any such repaid amount will be nonforfeitable. If a Participant or former Participant who has received a distribution of less than the full amount of his Account Balances resumes employment before incurring a Break in Service of five years, the amount of the Account Balances that the Participant or former Participant did not receive will be reinstated as of the Business Day next succeeding or coincident with his reemployment regardless of whether such Participant has repaid the amount of his Account Balances which previously had been distributed in accordance with
Article VII. Such reinstated amounts will be invested in the Balanced Fund until such Participant makes an investment election on an Approved Form of Election with respect to such reinstated amounts. If repayment or reinstatement of such amount is not made as provided herein, the amount of the Participant's Account Balances previously distributed and the amount that the Participant did not receive will be disregarded in the determination of the Participant's Account Balances. For purposes of Section 6.06, a "Break in Service" means any period commencing with the Participant's Severance From Service and continuing for at least 12 consecutive months until reemployment by any Related Employer. In the event an Employee is reemployed by a Participating Employer or Related Employer within the 12 consecutive month period following Severance From Service, a Break in Service will be deemed not to have occurred and the Employee will be considered to have been in Service during such period he was not employed. In the event the Employee is not so reemployed within such 12 consecutive month period, the Break in Service will be deemed to have commenced on his Severance From Service. Notwithstanding the foregoing, any former Participant who terminated employment under a Prior Plan before January 1, 1996 and who becomes a Participant in this Plan, will be immediately 100% vested in any unvested Account Balances attributable to company matching contributions at the time of his termination of employment.

                                   ARTICLE VII

                                    PAYMENTS


       7.01. Form of Payment.

       (a) Payment Forms. Except as otherwise set forth in Section 7.03, the vested percentage of the Participant's Account Balances will be paid to or for the benefit of the


                                      (46)

Participant or his Beneficiary, as of the payment dates specified in Section
7.02 and in such one or more of the following forms of settlement as the Participant or his Beneficiary elects:

               (1) by a single payment in cash;

               (2) by a single payment in whole shares of Fortune Common Stock or Gallaher ADRs to the extent that the portion of such Participant's Account Balances allocated to the Fortune Stock Fund or to the Gallaher Fund is evenly divisible by the fair market value of such stock or Gallaher ADRs on the Business Day as of which such Account Balances are determined and the remainder of such Participant's Account Balances in cash; or

               (3) by periodic installments in cash during a period not to exceed the life expectancy of the Participant or former Participant or the joint life expectancy of the Participant or former Participant and his designated Beneficiary determined at the date payments begin.

          (b) Conversion From Periodic Installments to Lump Sum. If a Participant, former Participant or his Beneficiary is receiving periodic installments or is entitled to a deferred payment pursuant to Section 7.02, upon the request of such Participant, former Participant or Beneficiary through an Approved Form of Election, all of the Account Balances will be paid in a single payment or otherwise applied for the benefit of such Participant, former Participant or Beneficiary. Such Account Balances will be valued (1) as of the day on which such request is received by the Retirement Committee or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Retirement Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Except as otherwise provided in Article VIII, a Participant, former Participant or his Beneficiary who is receiving periodic installments or who is entitled to a deferred payment pursuant to
Section 7.02 may not receive a partial single sum payment of his Account
Balances.

          Notwithstanding the foregoing, a former Participant who has attained age 55 or his Beneficiary, who is receiving periodic installments or is entitled to a deferred payment pursuant to Section 7.02, may elect through an Approved Form of Election to receive partial single sum payments of his Account Balances in cash. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 7.01(b), such Account Balances will be reduced from his Accounts in the order prescribed in Section 8.02(d). Such Account Balances will be valued
(1) as of the day on which such request is received by the Committee or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Notwithstanding the foregoing, for each former Participant, no more than two such partial payments may be made in any 12-month period and the minimum amount of such partial payment will be $1,000.

          (c) Allocation of Earnings and Losses. As long as a Participant, former Participant or his Beneficiary is receiving periodic installments pursuant to Section 7.01(a)(3)


                                      (47)
or is entitled to a deferred payment pursuant to Section 7.02, such Participant, former Participant or his Beneficiary will continue to share proportionately in the net income or losses of the Investment Funds but will not share in any contributions of the Participating Employer for any Plan Year after the Participant becomes a former Participant other than the contribution for his last year of participation, if he is otherwise eligible for such contributions.

       (d) Lump Sum Payment of Amounts of $5,000 or Less. Notwithstanding the foregoing, if the vested value of the Account Balances of a Participant, former Participant or Beneficiary does not exceed $5,000 (excluding the value of the Participant's Rollover Account), payment will be made as soon as practicable in a single payment in cash. If the vested value of such Account Balances is zero, then such vested value will be deemed paid to the Participant immediately as a full distribution of the vested value of his Account Balances. Notwithstanding the foregoing, if the Participant, former Participant or Beneficiary has begun receiving payments and there is at least one periodic payment that has yet to be made, such vested value will not be paid in a single payment in cash without such Participant's or former Participant's consent (and his spouse's or surviving spouse's consent, if applicable).

       (e) Reduction of Account Balances and Investment Funds From Periodic Installments. Payments made in periodic installments pursuant to Section 7.01(a)(3) will be withdrawn from a Participant's Account Balances in the order prescribed in Section 8.02(d). Payments in periodic installments made pursuant to Section 7.01(a)(3) will be withdrawn from the Investment Funds in which such Accounts are invested on a pro rata basis.

       7.02. Time of Payment.

       (a) Payment Upon Termination of Employment. Subject to Section 7.02(c) below, if a Participant terminates employment for any reason (whether Retirement, Disability, Termination of Employment Without Fault, death or other reason), his vested Account Balances will be paid to or applied for the Participant's benefit as soon as practicable following the later of the Participant's termination of employment or receipt by the Retirement Committee or its designee of a request for payment through an Approved Form of Election. Such Account Balances will be valued (1) as of the day on which such request is received by the Retirement Committee or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Retirement Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment will be made in one of the forms specified in Section 7.01 or Section 7.03, where applicable. Except as otherwise provided in Section 7.01(b), if a Participant, former Participant or Beneficiary elects payment of his Account Balances in periodic installments pursuant to Section 7.01(a)(3), the Participant, former Participant or Beneficiary may change the amount (either through a decrementing counter or fixed dollar amount) of such periodic installments no more frequently than once per calendar year.

       (b) Payment Beginning Date. Unless a Participant elects otherwise in accordance with Section 7.02(c), payment of the Participant's Account Balances will be paid in a single cash payment in accordance with Section 7.02(a) not later than the 60th day after the close of the Plan Year in which the Participant attains age 65 or terminates employment,


                                      (48)
whichever is later. Notwithstanding the preceding sentence and except as otherwise provided in Section 7.02(b), the Account Balances of a participant, former participant or Beneficiary shall not be distributed in Plan Years commencing before 2000 if the Account Balances ever exceeded $5,000 ($3,500 for Pan Years commencing before August 6, 1997), unless the Participant, former Participant or Beneficiary elects otherwise through an Approved Form of Election. Notwithstanding the preceding sentence, a Participant must file a claim for benefits through an Approved Form of Election before payment of benefits will commence.

       (c) Deferred Payment. Except as otherwise provided in Section 7.02(b), if the Account Balances of a Participant, former Participant or Beneficiary exceed $5,000 excluding the value of the Participant's Rollover Account (or such other amount permitted by Treasury Regulations) at the time the Account Balances become payable, the Account Balances will not be paid to him or applied to his benefit, unless the Participant, former Participant or Beneficiary elects otherwise through an Approved Form of Election. The Participant, former Participant or Beneficiary may elect that payments be deferred until the minimum required beginning date described in Section 7.02(d). As long as the Account Balances are being so held, such Participant, former Participant or Beneficiary will, to the extent provided in Section 7.02, continue to share proportionately the net income or net loss and expenses of the Investment Funds but will not share in any contributions made by a Participating Employer for any Plan Year after the Participant became a former Participant.

       (d) Minimum Payment Requirements. A Participant, former Participant or Beneficiary designated pursuant to Section 7.04(a) may also elect through an Approved Form of Election before payment of Account Balances begins, that payment be further deferred (except as otherwise provided in Section 7.02(b)). Notwithstanding any other provision of this Plan to the contrary, a Participant or former Participant who has incurred a Severance From Service or who is a 5% owner as defined in Code Section 416(i)(1) (whether he incurred a Severance From Service or not), must begin receiving benefits no later than April 1 of the calendar year that follows the calendar year in which the Participant or former Participant attains age 70 1/2. Benefits must be paid (1) over a period not longer than the life of the Participant or former Participant and his designated Beneficiary or (2) over a period not extending beyond the life expectancy of the Participant or former Participant or the joint life expectancies of the Participant or former Participant and his designated Beneficiary. If a Participant or former Participant dies before his entire interest has been paid to him, or if payment has begun to his designated Beneficiary, the Participant's or former Participant's entire interest (or the remaining part of such interest if payment has commenced) will be distributed within five years after his death (or the death of his designated Beneficiary). Notwithstanding the foregoing, the preceding sentence will not apply if (A) the payment of the Participant's or former Participant's interest begins and is for a certain term permitted under
(2) and such payment to the designated Beneficiary begins within one year after the Participant's or former Participant's death or (B) the portion of the Participant's or former Participant's Accounts to which his surviving spouse is entitled will be paid over a period not extending beyond the life expectancy of the surviving spouse and such payment begins no later than the date on which the Participant or former Participant would have attained age 70 1/2. If the Participant or former Participant dies after payments have begun, the remaining portion of such interest will continue to be paid at least as rapidly as under the method of payment being used before the Participant's


                                      (49)
or former Participant's death. All payments will be made in accordance with the regulations under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2.

       With respect to distributions under the Plan made on or after December 10, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the '2001 Proposed Regulations'), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to December 10, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to December 10, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under
Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

       (e) Notice Requirement. Any election pursuant to Section 7.01(b) or this
Section 7.02 must be made through an Approved Form of Election.

       (f) Earlier Payments to Alternate Payees. Notwithstanding any provision of this Plan to the contrary, an Alternate Payee may elect to receive, pursuant to the terms of a Qualified Domestic Relations Order, a payment at any time sooner than the "earliest retirement age" (within the meaning of Code Section 414(p)(4)(B)), which payment will be made from the Plan as soon as practicable after the election has been received by the Participant's Participating Employer.

       7.03. Certain Retroactive Payments. If the amount of the payment required to be made or to begin on the date determined under Section 7.02 cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan.

       7.04. Designation of Beneficiary.

       (a) Designation by Participant. At any time before payment of the Account Balances in a Participant's Accounts or, if payment has begun in periodic installments, then at any time before payment of the last installment, a Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who will be the same person or persons for each of the Participant's Accounts) in a writing filed with the Participating Employer or its designee on a form approved by the Retirement Committee, signed by the Participant or former Participant. The Participant or former Participant in a writing filed with his Participating Employer or its designee on a form approved by the Retirement Committee a designation of someone else as a Beneficiary, at any time before

                                      (50)
payment of his Account Balances or, if begun in periodic installments, then at any time before the payment of his last installment has been paid. The spouse of a Participant or former Participant will in all cases be deemed to be the Beneficiary of the Participant or former Participant unless (1) the Participant or former Participant prior to death has filed with the Participating Employer on a form approved by the Retirement Committee a designation of someone else as Beneficiary, and (2) the spouse of the Participant or former Participant has consented in writing to such designation and the consent acknowledges the effect of the designation and is witnessed by a notary public. The spouse's consent may be dispensed with only if the Participant establishes to the satisfaction of the Participating Employer or its designee that the spouse's consent cannot be obtained because the spouse cannot be located or because of such other reasons as may be prescribed by Treasury Regulations. If there is no effective Beneficiary designation by a Participant or former Participant on file with the Participating Employer or its designee when Account Balances would otherwise be payable to a Beneficiary designated by a Participant or former Participant, then such balance will be distributed to (1) the spouse of the Participant or former Participant, or (2) if there is no spouse, to the executor of the will or the administrator of the estate of the Participant or former Participant or, (3) if no such executor or administrator is appointed within six months after the death of such Participant or former Participant, the Retirement Committee will direct that payment be made, in such shares as the Retirement Committee will determine, to the child, parent or other blood relative of such Participant or former Participant, or any of them, or to such other person or persons as the Retirement Committee may determine.

       (b) Conclusive Presumption. If the Company, after reasonable inquiry, is unable within one year to determine whether any designated beneficiary did survive the event that entitled him to receive payment of any sum hereunder, it will be conclusively presumed that such beneficiary did in fact die prior to such event.

       (c) Designation by Surviving Primary Beneficiary. Each primary Beneficiary designated pursuant to Section 7.04(a) who survives the Participant or former Participant ("Surviving Primary Beneficiary") may designate a secondary Beneficiary or Beneficiaries ("Secondary Beneficiary") to receive all or any portion of the Account Balances otherwise payable to the Surviving Primary Beneficiary as of the Surviving Beneficiary's date of death. The Surviving Primary Beneficiary may only make such designation after the Participant's or former Participant's death. Such Secondary Beneficiary may be an executor or trustee and will be the same person or persons for each of the Participant's Accounts. Notwithstanding any other provision of this Plan to the contrary, any balance payable to any Secondary Beneficiary will be paid pursuant to one of the payment methods provided in Section 7.01(a)(1) or (a)(2), as elected by the Secondary Beneficiary as soon as practicable after the date of the Surviving Primary Beneficiary's death. Such balance will be computed as of the Business Day coincident with the Surviving Primary Beneficiary's date of death, if such date of death is on a Business Day. If the Surviving Primary Beneficiary's date of death does not occur on a Business Day such balance will be computed as of the Business Day immediately preceding such date of death. Any designation made pursuant to this Section 7.04(c) may be made at any time before the payment of the Participant's or former Participant's Accounts to the Surviving Primary Beneficiary, or if payment has begun in periodic installments, before payment of the last installment to the Surviving Primary Beneficiary. Any

                                      (51)
designation by a Surviving Primary Beneficiary must be made in a writing filed with the Participating Employer or its designee on a form approved by the Retirement Committee and signed by the Surviving Primary Beneficiary. Any Surviving Primary Beneficiary may revoke or change his designation of a Secondary Beneficiary, in a writing filed with the Participating Employer or its designee on a form approved by the Retirement Committee, at any time before such Account Balances have been paid to the Surviving Primary Beneficiary or, if payment has begun in periodic installments, at any time before payment of the last installment to the Surviving Primary Beneficiary. If no effective designation of Beneficiary pursuant to this Section 7.04(c) is on file with the Participating Employer or its designee upon the death of the Surviving Primary Beneficiary, any balance otherwise then payable to the Surviving Primary Beneficiary will be (1) paid to the spouse of the Surviving Primary Beneficiary, or (2) if there is no spouse, to the executor of the will or the administrator of the estate of the Surviving Primary Beneficiary, or (3) if no such executor or administrator is appointed within six months after the death of the Surviving Primary Beneficiary, the Retirement Committee will direct that distribution be made, in such shares as the Retirement Committee will determine, to the child, parent or other blood relative of the Surviving Primary Beneficiary, or any of them, or to such other person or persons as the Retirement Committee may determine.

       7.05. Payment in Event of Legal Disability. If a Participant, former Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Retirement Committee, to attend to his personal financial matters properly, the Trustee may make such payments in such of the following ways as the Retirement Committee directs to the spouse, child, parent or other blood relative of such Participant, former Participant or Beneficiary, or any of them, or to such other person or persons as the Retirement Committee determines until such date as the Retirement Committee determines that such incapacity no longer exists.

       7.06. Missing Distributees. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes payable hereunder and his whereabouts are then unknown to the Participating Employer or its designee, and the Participating Employer or its designee fails to receive a claim for such payment from the person entitled to such payment, or from any other person validly acting in his behalf, then within two years thereafter, the amount of such payment will be forfeited as of the next Business Day. Notwithstanding the foregoing, if the person entitled to receive such payment subsequently claims it, the amount will be restored. Any such Forfeiture will be applied as soon as practicable to reduce Participating Employer contributions under the Plan.

       7.07. Information Required of Distributees. Each Participant, former Participant and Beneficiary of a deceased Participant will file with the Participating Employer or its designee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Participating Employer or its designee, or if no such address was filed with the Participating Employer or its designee then at his last post office address as shown in the Participating Employer's records, if any, will be binding on such person for all purposes of this Plan. Neither any Participating Employer, the Trustee or their respective


                                      (52)
designees will be obligated to search for or ascertain the whereabouts of any Participant, former Participant or Beneficiary.

       7.08. Direct Rollover Provision.

       (a) Direct Rollover Option. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       (b) Eligible Rollover Distribution Defined. For purposes of this Section 7.08, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution will not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent such distribution is required under Code Section 401(a)(9), and (3) any distribution which is made upon the hardship of an Employee. A portion of a distribution will not fail to be an eligible rollover distribution merely because it consists of After-Tax Contributions. However, such portion may be transferred only to a qualified plan or individual retirement account or annuity that agrees to separately account for the amounts transferred, including the portion of the distribution that is not includable in gross income.

       (c) Eligible Retirement Plan Defined. For purposes of this Section 7.08, an eligible retirement plan is (1) an individual retirement account described in Code Section 408(a), (2) an individual retirement annuity described in Code
Section 408(b), (3) an annuity plan described in Code Section 403(a) or (b), (4) an eligible governmental plan under Section 457(b) that agrees to separately account for amounts transferred from this Plan, or (5) a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

       (d) Distributee Defined. For purposes of this Section 7.08, a distributee is an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or former spouse.

       (e) Direct Rollover Defined. For purposes of this Section 7.08, a direct rollover is any payment by the Plan to the eligible retirement plan specified by the distributee.

                                      (53)

       7.09. Waiver of 30-Day Notice Period. If a payment is one to which Code Sections 401(a)(11) and 417 do not apply, such payment may begin less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

               (a) the Participant is informed that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a payment (and, if applicable, a particular payment option); and

               (b) the Participant, after receiving the notice, affirmatively elects a distribution.

                                  ARTICLE VIII

                             IN-SERVICE WITHDRAWALS


               8.01. Hardship Withdrawals.

               (a) Amount. A Participant may, prior to his Severance From Service, apply for a hardship withdrawal of all or any part of the vested Account Balances in his Accounts not previously withdrawn (excluding earnings on Tax Deferred Contributions after December 31, 1988). The minimum amount that may be withdrawn for any hardship withdrawal is $500 or the total remaining balance in the Participant's Accounts, whichever is less.

               (b) Frequency. Subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Retirement Committee, a Participant may apply not more frequently than twice during any 12-month period for a hardship withdrawal of all or any part of his Account Balances not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988).

               (c) Hardship Required. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant will be deemed to have an immediate and heavy financial need if the hardship is on account of
(1) unreimbursed medical expenses incurred by the Participant, the Participant's spouse, or any dependents, or necessary for such person to obtain medical care,
(2) the purchase of the principal residence of the Participant (excluding regular mortgage payments), (3) tuition and related educational fees for post-secondary education for the Participant, the Participant's spouse, or any dependents for the following 12 months, and (4) the need to prevent eviction from or foreclosure on the Participant's principal residence. A Participant will be deemed to have established that the amount to be withdrawn is not reasonably available from other resources if the Participant has obtained all other in-service withdrawals, distributions and nontaxable loans available under this Plan and any other plan maintained by his Participating Employer. The Participating Employer or its designee will determine whether a financial hardship exists and the amount to be paid as a result of the hardship. Such determination will be made in accordance with the Code and the applicable regulations and using a uniform and nondiscriminatory standard. If the Participating Employer

                                      (54)
or its designee approves the hardship withdrawal, the hardship withdrawal will not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal income taxes or penalties reasonably anticipated to result from the withdrawal.

               (d) Notice Requirement. Any application for a hardship withdrawal made pursuant to this Section 8.01 must be made through an Approved Form of Election.

               (e) Effective Date and Valuation Date. A hardship withdrawal will be effective and valued (1) as of the day on which such request is approved by the Participating Employer or its designee, if such approval is made before the Close of Business on a Business Day or (2) as of the next Business Day, if such request is approved by the Participating Employer or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment of any amount withdrawn pursuant to this Section 8.01 will be made as soon as practicable on or after the effective date of such hardship withdrawal.

               (f) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 8.01, such Account Balances will be reduced from his Accounts in the following order: (1) any After-Tax Account; (2) any Rollover Account; (3) any Tax Deferred Account;
(4) any Company Matching Account; and (5) any Profit Sharing Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 8.01 will be reduced on a pro rata basis.

               (g) Limitations. If a hardship withdrawal is made pursuant to this Section 8.01, the Participant may not make Tax Deferred Contributions or After-Tax Contributions for a period of 6 months following the date he receives the payment.

               8.02. Withdrawals Upon Attainment of Age 59 1/2.

               (a) Amount. In addition to any other withdrawals that may be made pursuant to this Article VIII, and subject to the limitations set forth in
Section 8.02(e), a Participant may before his Severance From Service apply for a withdrawal of all or any portion of his vested Account Balances in his Accounts after he has attained age 59 1/2.

               (b) Notice Requirement. Any application for a withdrawal made pursuant to this Section 8.02 must be made through an Approved Form of Election.

               (c) Effective Date and Valuation Date. A withdrawal made pursuant to this Section 8.02 will be effective and valued (1) as of the day on which such request is approved by the Retirement Committee or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Retirement Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment of any amount withdrawn pursuant to this
Section 8.02 will be made as soon as practicable on or after the effective date of such withdrawal in a single sum payment in cash.


                                      (55)

               (d) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 8.02, such Account Balances will be reduced from his Accounts in the following order: (1) any After-Tax Account; (2) any Rollover Account; (3) any Tax Deferred Account;
(4) any Company Matching Account; and (5) any Profit Sharing Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 8.02 will be reduced on a pro rata basis.

               (e) Limitations. In addition to any hardship withdrawal, a Participant may not receive more than two in-service withdrawals under this
Article VIII in any 12-month period. The minimum amount that may be withdrawn for any in-service withdrawal (except a hardship withdrawal) is $1,000 or the total remaining balance in the Participant's Accounts, whichever is less.

               8.03. In-Service Withdrawals for Inactive Participants. Notwithstanding any other provision of this Plan to the contrary, any Participant who is transferred to a Non-Participating Employer or a class of employees that is not eligible to participate in this Plan will be eligible to receive in-service withdrawals under Sections 8.01 and 8.02.

                                   ARTICLE IX

                                      LOANS


                  9.01. Availability. Loans may be made to Participants in accordance with this Article IX under uniform rules and conditions as the Retirement Committee may prescribe. A Participant may borrow from the vested portion of his Account Balances. A loan must be requested through an Approved Form of Election. The Retirement Committee or its designee may require the Participant to sign certain documents and provide certain written documentation as it deems necessary. A Participant may not have outstanding more than one loan to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant and one loan for any other purpose. A Participant may not apply for a new loan until 30 days after the prior loan is repaid in full. A Participant who transfers employment to a Non-Participating Employer or a class of employees that is not eligible to participate in the Plan may also apply to borrow in accordance with this Section 9.01. A former Participant whose Accounts have not been paid out and who is a party-in-interest within the meaning of ERISA Section 3(14) may apply to borrow to the extent required by Federal law.

               9.02. Effect on Account Balances and Investment Funds. Whenever all or any part of a Participant's Account Balances are borrowed, the amount representing such vested Account Balances or part thereof transferred to the Loan Fund will be reduced in the following order: (a) any Profit Sharing Account; (b) any Company Matching Account; (c) any Tax-Deferred Account; (d) any Rollover Account; and (e) any After-Tax Account. A loan will be withdrawn from the respective Investment Funds in which such vested Account Balances are invested on a pro rata basis. A loan will be effective and the amount of the loan will be


                                      (56)
transferred to the Loan Fund (1) as of the day on which such loan application is approved by the Retirement Committee or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such loan application is approved by the Retirement Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day.

               9.03. Amount. The amount of any loan made pursuant to this
Article IX will not be less than $1,000. The aggregate amount of all such loans to a Participant or eligible former Participant will not exceed 50% of the vested portion of his Account Balances under the Plan, and will not exceed $50,000 minus the highest outstanding Plan loan balance during the 12-month period ending the day before the loan is made.

               9.04. Term of Loan. The term of a loan will not exceed five years. Notwithstanding the foregoing, the term of a loan will not exceed ten years if its purpose is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant.

               9.05. Promissory Note. A secured promissory note will be delivered to the Trustee or its agent pledging as collateral a portion of the Participant's vested interest in his Accounts not less than the amount of the borrowing. Interest on a loan will be fixed by the Retirement Committee or its designee at a rate reasonably equivalent to prevailing market interest rates.

               9.06. Repayment. The loan will be repaid in regular installments in each pay period, by means of payroll deductions. Prepayment of a loan in its entirety without penalty will be permitted at any time. Partial prepayment of a loan will not be permitted provided that a Participant or former Participant may repay his loan in part if the loan becomes due and payable as a result of his termination of employment for any reason for up to 60 days after such termination of employment. Notwithstanding the foregoing, repayment by (a) a Participant who is on an Approved Leave of Absence, (b) a Participant who transfers employment to a Non-Participating Employer or class of employees that is not eligible to participate in the Plan, (c) a Participant whose payroll deductions have ceased in connection with such Participant's bankruptcy proceedings, or (d) a former Participant who is a party-in-interest within the meaning of Section 3(14) of ERISA will be made by such Participant or former Participant on at least a monthly basis to the Trustee by means of a certified check or money order delivered to the Trustee or its agent. A loan which is not repaid when due will be deemed to be in default and will be treated as a "deemed distribution" if not repaid within the cure period specified in uniform rules and guidelines established by the Committee. A loan under the Plan will constitute an earmarked investment of the borrowing Participant's Accounts. Loan repayments will be credited to the Participant's Account or Accounts from which the loan was made as of the date such payment is received by the Trustee or its agent on a pro rata basis. Loan repayments will be credited to the Investment Funds in accordance with the Participant's investment election under Section
4.02 in effect at the time of repayment of the loan or, in the absence of such investment election, to the Balanced Fund.

                                      (57)

               9.07. Reduction of Account Balance. Upon a Participant's termination of employment or at such other time as the Participant's Account Balances are distributed before a loan is repaid in full, the unpaid balance thereof, together with interest due and payable thereon, will become due and payable, and the Trustee will first satisfy the indebtedness from the amount payable to the Participant before making any payments to Participant. If a loan becomes in default, foreclosure on the promissory note and attachment of security on such loan will not occur until a distributable event occurs under the Plan.

                                    ARTICLE X

                             ADMINISTRATION OF PLAN


               10.01. Fiduciaries.

               (a) The Fiduciaries will have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust Agreement or delegated to them by the Company. The Board of Directors of the Company will have the sole authority to appoint and remove the Trustee, the members of the Trusts Investment Committee and the members of the Retirement Committee and, except to the extent such authority has been delegated, to amend or terminate, in whole or in part, the Trust. The Board of Directors of the Company will have the sole authority to amend or terminate, in whole or in part, this Plan provided, however, that the Retirement Committee will have the authority to amend the Plan solely with respect to matters affecting Participating Employers other than Fortune. The Company will be the Plan Administrator for the purposes of ERISA and will have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement, except that the Retirement Committee will have the sole responsibility for the performance of those administrative duties specifically given it as described in this Plan. Except to the extent delegated to another Investment Manager, the Trustee will have the responsibility for the administration and management of the assets held under the Trust, all as specifically provided in the Trust Agreement. The Trusts Investment Committee will have the sole authority to appoint any Investment Manager. The Investment Managers will have the sole authority to vote proxies with respect to any securities held in the Trust, except as otherwise provided in Section 4.22 and except for proxies with respect to Fortune Common Stock held in the Fortune Stock Fund and Gallaher ADRs held in the Gallaher Fund.

               (b) Each Fiduciary may rely upon any direction, information, or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any funding instrument and is not required under this Plan or funding instrument to inquire into the propriety of any such direction, information, or action. To the maximum extent permitted by law, it is intended under this Plan that each Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and will not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary will be liable for


                                      (58)
any loss which may result from a decision of an Investment Manager with respect to Plan assets under its control.

               (c) To the maximum extent permitted by applicable law, the Company will indemnify the members of the Board of Directors of the Company, the Participating Employers, the members of the Retirement Committee, the members of the Board of Directors of Fortune, the members of the Trusts Investment Committee and any other employee of the Company who may be delegated responsibility under the Plan and save them and each of them harmless from the effects and consequences of their acts, omissions, and conduct in their official capacity except to the extent that such effects and consequences will result from their own willful misconduct.

               10.02. Claims Procedure. The Retirement Committee will make all determinations as to the right of any person to a benefit. Any denial by the Retirement Committee of the claim for benefits under the Plan by a Participant or Beneficiary will be stated in writing by the Retirement Committee and delivered or mailed to the Participant or Beneficiary within 90 days after receipt by the Retirement Committee; and such notice will set forth the specific reasons for the denial. In the event of a denial of a claim, a claimant may notify the Retirement Committee in writing within 60 days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Retirement Committee a written statement of the claimant's position. The Retirement Committee will act upon such request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after receipt. If the Retirement Committee confirms the denial in whole or in part, the Retirement Committee will present in a written notice to the claimant the specific reasons for denial and specific references to the Plan provisions on which the decision was based, in a manner calculated to be understood by the claimant.

               10.03. ERISA Compliance. The Company or its designee will exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' benefits under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

               10.04. Fiduciary Powers. The Retirement Committee will have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

               (a) to construe and interpret the Plan, decide all questions of eligibility and determine the manner and time of payment of any benefits hereunder;

               (b) to prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits;

               (c) to prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

                                      (59)

               (d) to receive from the Participating Employers, the Trustee, and Participants such information as is necessary for the proper administration of the Plan;

               (e) to prepare such annual reports with respect to the administration of the Plan as are reasonable and appropriate; to submit annually to the Board of Directors of the Company a report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year;

               (f) to receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust;

               (g) to determine, without limitation, the meaning of the term "Employee" and "Covered Employee" and which employees are eligible to participate in the Plan and receive benefits hereunder;

               (h) to direct the Trustee with respect to the payment of benefits; and

               (i) to employ agents, attorneys, accountants, or other persons (who also may be employed by any Related Employer or the Trustee), and to allocate or delegate to them such powers, rights, and duties as the Retirement Committee may consider necessary or advisable to properly carry out the administration of the Plan, including maintaining the accounts of Participants, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, or other persons, will be in writing.

               10.05. Administrative Rules. The Company and the Retirement Committee may adopt such rules as they deem necessary, desirable or appropriate. All rules and decisions will be uniformly and consistently applied to all Participants in similar instances. When making a determination or calculation, the Company or the Retirement Committee will be entitled to rely upon information furnished by a Participant or Beneficiary, an Employer or the legal counsel of an Employer.

               10.06. Committee Procedures. The Retirement Committee may act at a meeting or in writing without a meeting. The Retirement Committee will elect one of its members as chairman, and appoint a secretary, who may or may not be a Retirement Committee member. The secretary will keep a record of all meetings and forward all necessary communications to the Company. The Retirement Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Retirement Committee will be made by the vote of the majority including actions in writing taken without a meeting.

               10.07. Plan Expenses. All reasonable expenses in connection with the administration of the Plan, including fees of the Trustee and its counsel or agents, expenses incident to investments of the Trust and any federal, state or other taxes levied against the Trust, fees of accountants, actuaries, attorneys, and investment managers and any other


                                      (60)
proper expenses of administering the Plan as determined by the Retirement Committee, will be paid from the Trust; provided, however, that the Company may pay such expenses directly.

                                   ARTICLE XI

                           AMENDMENTS AND TERMINATION


          11.01. Reserved Powers. The Company (by action of the Board of Directors or the Retirement Committee as provided in Section 10.01(a)) will have the power at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan; provided, however, that no amendment, under any circumstances, may be adopted, the effect of which would be to (a) revest in any Participating Employer any interest in the assets of the Plan or any part thereof, or (b) decrease, either directly or indirectly, the accrued benefit of any Participant (except as permitted by Code Section 411(d)(6) and applicable regulations and rulings); except that amendments may be so made if, in the opinion of counsel for the company, such action is necessary to qualify, or maintain the qualification of, this Plan under the provisions of the Code. Notwithstanding any other provision of this Plan, each Participating Employer reserves the right to completely discontinue its contributions hereunder and its participation in this Plan at any time.

                  11.02. Plan Termination. Upon the complete discontinuance of contributions under the Plan by all Participating Employers, and regardless of any formal corporate action, or upon the complete termination of the Plan, all Account Balances of all Participants will be fully vested and nonforfeitable, after payment of all expenses of the Plan. Upon a partial termination of the Plan by operation of law, the foregoing sentence of this Section 11.02 will apply to the Participants with respect to whom the Plan is being terminated.

          11.03. Plan Merger. In the case of any merger or consolidation of the Plan with, or the transfer of Plan assets or liabilities to, any other plan qualified under Code Section 401(a), provision will be made so that each Participant in the Plan on the date of the merger or transfer, would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

          11.04. Successor Employer. In the event of the disposition of an operating unit by the Company or another Participating Employer whereby a successor person, firm or company continues to carry on all or a substantial part of its business, and such successor elects to carry on the provisions of this Plan in such manner as is satisfactory to the Company, the Company may cause the assets of the Plan allocable to the Covered Employees of such operating unit to be transferred to the successor funding agent. In the absence of such a transfer, distribution may be made with respect to such Covered Employees as if the date of disposition constituted a distributable event otherwise permitted under the Plan with respect to such Covered Employee.

                                      (61)

                                   ARTICLE XII

                               MANAGEMENT OF TRUST


          12.01. Funds in Trust. All the assets of the Plan will be held in the Trust, comprising the Fortune Stock Fund, the Gallaher Fund, the S&P 500 Index Fund, the Value Fund, Core Equity Fund, the Large-Cap Growth Equity Fund, the Small-Cap Growth Equity Fund, the International Equity Fund, the Growth-Oriented Diversified Fund, the Balanced Fund, the Government Securities Fund, the Corporate/Government Bond Fund, the Short-Term Investment Fund and the Loan Fund, for use in accordance with the provisions of the Plan in providing benefits for Participants, former Participants and Beneficiaries. The assets of the Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement. All contributions under this Plan will be paid to the Trustee and, except as otherwise provided in Section 13.03, all assets of the Trust Fund allocable to the Plan, including income from investments and from all other sources, will be retained for the exclusive benefit of Participants, former Participants and Beneficiaries, and will be used to pay benefits to such persons or to pay expenses of administration of the Plan and the Trust to the extent not paid by the Company or another Participating Employer.

          12.02. Trustee and Trust Agreement. The Trust will be held by a Trustee under a Trust Agreement approved by the Board of Directors of Fortune, with such powers in the Trustee as will be provided in the Trust Agreement and in accordance with the provisions of the Plan. The Trust Agreement may provide for the administration thereunder of the funds of any other defined contribution plan established by the Company or any other Related Employer and for the commingling of all funds administered under the Trust Agreement. The Trustee will be such bank or trust company as may be appointed by the Board of Directors of Fortune from time to time. The Board of Directors of Fortune may remove a Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Trustee, the Board of Directors of Fortune will appoint a successor Trustee.

          12.03. Investment Managers. The Trusts Investment Committee may appoint one or more investment counsel as Investment Managers of all or a portion of the Investment Funds held in the Trust and grant to each such Investment Manager full and sole authority and responsibility for the investment and reinvestment of such portion thereof as the Trusts Investment Committee so directs. The Trusts Investment Committee may remove an Investment Manager at any time, upon reasonable notice, and upon such removal, or upon the resignation of an Investment Manager, the Trusts Investment Committee may appoint another Investment Manager. The Trusts Investment Committee will designate mutual funds for investments of the Plan.

          12.04. Conclusiveness of Reports. Any report of the Trustee required or permitted under the Plan will be conclusive upon all Participants, former Participants, and Beneficiaries.


                                      (62)

                                  ARTICLE XIII

                                  MISCELLANEOUS


          13.01. Non-Alienation of Benefits.

          (a) Interest Non-Transferable. Except as may be required by a Qualified Domestic Relations Order, benefits under this Plan will not in any way be subject to the debts or other obligations of any Participant, former Participant or Beneficiary, and may not be voluntarily or involuntarily sold, transferred or assigned.

          (b) Application of Benefits. If any Participant, former Participant or Beneficiary or other person having an interest in or under this Plan or the Trust becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan or interest in the Trust, then such benefit or interest will cease and determine, and in that event the Trustee will hold or apply it, in such shares as the Retirement Committee determines, to or for the benefit of such Participant, former Participant or other person, or his spouse, child, parent or other blood relative, or any of them, or to such other person or persons as the Retirement Committee may determine, but the Trustee, as the case may be, will be under no duty to see to the application of any distributions so made.

          13.02. Action by Participating Employers. Any action by a Participating Employer regarding participation in or withdrawal from this Plan will be evidenced by a resolution of its board of directors certified by its secretary or assistant secretary under its corporate seal. All actions taken in administration of this Plan will be taken by the appropriate members of the Retirement Committee or officers of the Participating Employer or its other employees authorized to take such actions by such officers.

          13.03. Exclusive Benefit. The Participating Employers will have no right, title or interest in the assets of the Trust, nor will any part of the assets of the Trust at any time revert to any Participating Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants or their Beneficiaries, or for defraying Plan expenses, except as follows:

          (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Participating Employer, does not meet the requirements of a "qualified plan" under Code Section 401(a), the assets of the Trust attributable to contributions made by that Participating Employer under the Plan will be returned to that Participating Employer within one year of the date of denial of qualification of the Plan as applied to that Participating Employer.

          (b) If a contribution or a portion of a contribution is made by a Participating Employer as a result of a mistake of fact, such contribution or portion of a contribution will not be considered to have been contributed to the Trust by that Participating Employer and, after

                                      (63)
having been reduced by any losses of the Trust attributable thereto, will be returned to that Participating Employer within one year of the date the amount is paid to the Trust.


          (c) Each contribution made by a Participating Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes and, therefore, to the extent that the deduction for a contribution made by a Participating Employer is disallowed, then such contribution, or portion of a contribution, after having been reduced by any losses of the Trust attributable thereto will be returned to that Participating Employer within one year of the date of disallowance of the deduction.

          13.04. Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the singular will include the plural and the plural will include the singular.

          13.05. Right to Discharge. Every Employee and Participant will be subject to dismissal from the service of every and all Related Employers to the same extent as if this Plan had never been created.

          13.06. Absence of Guaranty. No Participating Employer in any way guarantees the Trust against loss or depreciation. The liability of the Trustee or the Participating Employers to make any payment or distribution under the Plan related to assets held or to be held in the Trust is limited to the available assets of the Trust.

          13.07. Headings. The headings of Articles and Sections are included solely for convenience of reference and are not intended in any way to modify or otherwise to affect the text of the Plan.

          13.08. Governing Law. The Plan will be governed by and administered and construed under the laws of the State of New York except to the extent that it is required to be governed by and administered and construed under the laws of the United States of America.


                                   ARTICLE XIV

                                 TOP-HEAVY RULES


          14.01. Top-Heavy Determination.

          (a)  Top-Heavy Test. The Plan is top-heavy for a Plan Year if:

               (1) the top-heavy ratio for the Plan exceeds 60% and the Plan is not part of a required aggregation group or a permissive aggregation group;

               (2) the Plan is part of a required aggregation group, but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60%; or

                                      (64)

               (3) the Plan is part of a required aggregation group and part of a permissive aggregation group and the top-heavy ratio for every permissive aggregation group exceeds 60%.

               (b) Top-Heavy Ratio. The top-heavy ratio is a fraction:

               (1) the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plans for all key employees and the sum of account balances under the aggregate defined contribution plans for all key employees as of the determination date(s); and

               (2) the denominator of which is the sum of the present values of accrued benefits under the aggregate defined benefit plans for all Participants and the sum of the account balances under the aggregate defined contribution plans for all Participants as of the determination date(s).

       Both the numerator and the denominator are determined in accordance with Code Section 416 and the applicable regulations. In both the numerator and denominator of the top-heavy ratio, the present value of the accrued benefits and the amounts of account balances of an employee are increased by any distribution to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date (or the five-year period ending on the determination date(s) if a distribution is made for a reason other than separation from service, disability or death), including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group under Code Section 416(g)(2)(A). The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the applicable regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits will be disregarded if the
Participant:

                 (1) is not a key employee, but was a key employee in a prior year; or

                 (2) has not been credited with at least one Hour of Service with any Related Employer at any time during the one-year period ending on the determination date.

       The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the applicable regulations. Proportional subsidies and nondeductible employee contributions are ignored in computing the top-heavy ratio. Nonproportional subsidies are considered in computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated using the determination dates that fall within the same calendar year.


                                      (65)

          (c) Required Aggregation Group. A required aggregation group consists of:

               (1) each qualified plan of a Related Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

               (2) any other qualified plan of a Related Employer which enables a plan described in subsection (1) to meet the requirements of Code
          Section 401(a)(4) or 410.

          (d) Permissive Aggregation Group. A permissive aggregation group consists of:

               (1)  the required aggregation group; and

               (2) any other plans of the Related Employers which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) Key Employee. A key employee is any employee or former employee of a Related Employer (and the beneficiaries of such employee) who at any time during the Plan Year that includes the determination date is:

               (1) an officer of a Related Employer with annual compensation exceeding $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

               (2) a 5% owner of a Related Employer; or

               (3) a 1% owner of a Related Employer with annual compensation exceeding $150,000.

For purposes of defining a key employee, annual compensation means compensation within the definition of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1), the applicable regulations and other guidance of general applicability thereunder.

          (f) Non-Key Employee. A non-key employee is an employee of a Related Employer who is not a key employee, including an employee who is a former key employee.

          (g) Determination Period. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

          (h) Determination Date and Valuation Date. The last day of the preceding Plan Year is the determination date and the valuation date.

                                      (66)

          (i) Accrual Method. Solely for determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy the accrued benefit of an employee of a Related Employer other than a key employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the group, or (2) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

          14.02. Minimum Vesting. Notwithstanding the provisions of Article VI, if the Plan is top-heavy in any Plan Year, each Participant who has an Hour of Service in such Plan Year will have and retain a 100% vested interest in his Account Balances if he has at least three years of Vesting Service.

          14.03. Minimum Contributions. Notwithstanding any other provision of this Plan to the contrary, for any Plan Year for which the Plan is top-heavy, unless a Participant who is a non-key employee accrues a benefit under a retirement plan of a Related Employer for such Plan Year of not less than 2% of his average annual compensation during the five consecutive years of his Vesting Service during which his compensation was the greatest multiplied by his years of Vesting Service not in excess of ten (disregarding any years after the last Plan Year with respect to which the Plan is top-heavy), each Participating Employer will make such additional contributions as will be necessary to provide contributions for each Employee eligible to participate under Article II who is not a key employee equal to 3% of that Participant's compensation; provided that such contribution need not exceed the greatest contribution for any key employee for such Plan Year. The minimum contribution under this Section 14.03 will apply even though under other Plan provisions the Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because:

               (1) the individual failed to complete 1,000 Hours of Service;

               (2) the individual failed to make mandatory contributions to the Plan; or

               (3) the individual's compensation is less than a stated amount.

For purposes of this Article XIV, the term "compensation" means compensation as defined in Code Section 415. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of
Section 401(m) of the Code. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the

                                      (67)
requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

       14.04. Special Annual Additions Limitation. With respect to Plan Years commencing prior to January 1, 2000, in any Plan Year for which the Plan is top-heavy, the fraction 1.0 will be used in place of the fraction 1.25 in applying the limitations in Sections 5.06 and 5.07 to a Participant who has also participated in a qualified defined benefit plan of a Related Employer. Notwithstanding any other provision of this Plan to the contrary, effective as of January 1, 2000, this Section 14.04 will no longer limit the benefits of any Participant and will be deleted from the Plan without need for further amendment (and Section 14.05 will automatically be redesignated as 14.05).

       14.05. Provisions Applicable if Plan Ceases to be Top-Heavy. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year and a Participant has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the applicable vesting schedule set forth in Section 14.02 will continue to apply with respect to a Participant.

                                                   MASTERBRAND INDUSTRIES, INC.


                                      (68)

                                    EXHIBIT A

                             TRANSITIONAL PROVISIONS



                  Transitional Provision for Hourly Employees of Schrock Cabinet Company. Notwithstanding any other provision of this Plan to the contrary, an hourly-paid Employee of Schrock Cabinet Company on June 12, 1998 will participate in this Plan on such date and will be credited with Hours of Service and periods of employment with Schrock Cabinet Company, a division of White Consolidated Industries, Inc., prior to the date that Schrock Cabinet Company became a Related Employer in determining a Year of Eligibility Service and Vesting Service.

                  Transitional Provision for Certain Hourly-Paid Employees of Boone International, Inc. Notwithstanding any other provision of this Plan, any hourly-paid Employee of Boone International, Inc. (other than one employed in an office in a technical, professional, administrative, or clerical position) as of January 1, 2002 who was a participant in the Fortune Brands Retirement Savings Plan (the 'Prior Plan') as of December 31, 2001 (referred to as a 'Boone Transferred Employee') will participate in this Plan on January 1, 2002 and will be credited with Hours of Service and periods of employment that were credited under the Prior Plan. Effective January 1, 2002, and in accordance with Section 5.05, that portion of the Prior Plan applicable to the Boone Transferred Employees will be transferred to and merged with and into this Plan and the assets and liabilities with respect to Boone Transferred Employees (including any outstanding Participant loans) will be transferred to this Plan. Such assets and liabilities that are held in a tax deferred elective contribution account in the Prior Plan will be held in the Tax Deferred Contribution Account under this Plan, and amounts held as employer matching contributions under the Prior Plan will be held in the Company Matching Account under this Plan. In accordance with
Section 414(l) of the Code, immediately following the merger of that portion of the Prior Plan applicable to the Boone Transferred Employees with and into this Plan, each Participant's account balances will equal the sum of such Participant's account balances in this Plan and in the Prior Plan immediately prior to the merger. Deferral elections, investment elections and beneficiary designations in effect under the Prior Plan immediately prior to January 1, 2002 will continue in effect under this Plan until subsequently modified in accordance with Sections 301(c), 4.02 and 7.04.


                                     (A-1)